Exhibit 10.1

First RENEWAL OF THE RESTATED CREDIT FACILITY, LOAN AND SECURITY AGREEMENT

by and between:

PEAK RESORTS, INC., HIDDEN VALLEY GOLF AND SKI INC., PAOLI PEAKS, INC., SNOW CREEK, INC., L.B.O. HOLDING, INC., and SNH DEVELOPMENT, INC.

Collectively, as Borrowers,

and

ROYAL BANKS OF MISSOURI, a Missouri banking corporation

as Lender

Dated As OF DECEMBER 27, 2018

TABLE OF CONTENTS

CREDIT FACILITY, LOAN AND SECURITY AGREEMENT.......................................................................................1

DEFINITIONS1

THE RESTATED CREDIT FACILITY12

11.2If an Event of Default occurs, then, in each and every such event, Lender shall have the following rights and remedies45

FIRST RENEWAL OF THE RESTATED CREDIT FACILITY, LOAN AND SECURITY AGREEMENT

THIS FIRST RENEWAL OF THE RESTATED CREDIT FACILITY, LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, “Agreement”) is effective as of December 27, 2018 (the “Effective Date”), and is by and between PEAK RESORTS, INC., a Missouri Corporation (herein “Peak”), HIDDEN VALLEY GOLF AND SKI, INC., a Missouri Corporation, PAOLI  PEAKS, INC., a Missouri Corporation, SNOW CREEK, INC., a Missouri Corporation, L.B.O. HOLDING, INC., a Maine Corporation, and SNH DEVELOPMENT, INC., a Missouri Corporation (collectively referred to herein as the “ Subsidiary Borrowers”) and ROYAL BANKS  OF MISSOURI, a Missouri banking corporation (“Lender”).  This Agreement restates, replaces, and supersedes that Credit Facility, Loan and Security Agreement by and between Peak, Subsidiary Borrowers and Lender dated December 22, 2015 (the “Original Loan Agreement”) and that Restated Credit Facility, Loan and Security Agreement by and between Peak, Subsidiary Borrowers and Lender dated October 27, 2017 (the “Restated Loan Agreement”).

W I T N E S S E T H:

• WHEREAS, Borrowers previously requested that Lender extend a $20,000,000.00 revolving credit facility to finance the acquisition of one or more ski resorts, including the purchase price, closing costs, environmental testing, title costs, legal fees, surveys, acquisition related studies and working capital up to 5% of the acquisition purchase price (the “Original Credit Facility”); and

• WHEREAS, the Original Loan Agreement was executed by Borrowers and Lender on December 22, 2015; and
• WHEREAS, Lender increased the Original Credit Facility to $25,000,000.00 in accordance with the terms and conditions set forth in the Restated Loan Agreement; and
• WHEREAS, the Termination Date of the Restated Loan Agreement is December 27, 2018;
• WHEREAS, Lender is willing to renew the Restated Credit Facility based on the amended terms and conditions set forth in this Agreement (the “First Renewal Credit Facility”);

NOW, THEREFORE, in consideration of the First Renewal Credit Facility, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

1. DEFINITIONS.

(a)As used in this Agreement, the terms Account, Account Debtor, Certificated Security, Chattel Paper, Contract Rights, Deposit Account, Document, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instrument, Inventory, Investment Property, Security, Proceeds, Security Entitlement, Uncertificated Security, Commercial Tort Claims, Electronic Chattel Paper, Letter-of-Credit Rights, Payment Intangibles, Software, Supporting Obligations and Tangible Chattel Paper have the respective meanings assigned thereto in the Missouri Uniform Commercial Code.

(b)All terms indicating Collateral having the meanings assigned thereto under the Missouri Uniform Commercial Code shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

(c)Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural and vice versa, and in particular the word “Borrower” shall so be construed. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and to any particular provision of this Agreement, and references to Article, Section, Subsection, Schedule, Exhibit, and like references are references to this Agreement unless otherwise specified.  An Event of Default shall “continue” or be “continuing” until such Event of Default has been satisfied in accordance with the terms of this Agreement or by Lender in an express writing acknowledging said waiver. References in this Agreement to any party shall include such parties’ successors and permitted assigns.  References to a “Section” shall be a reference to such Section of this Agreement unless otherwise stated.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement; the provisions of this Loan Agreement shall govern.

(d)The following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

 “Affiliate” means any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.

“Agreement” means this First Renewal of the Restated Credit Facility, Loan and Security Agreement.

• “Borrowers” has the collective meaning of Peak and Subsidiary Borrowers as specified in the opening paragraph. Borrower shall mean one of the Borrowers.
• “Borrower Representative” means Peak.

 “Business Day” means any day other than a Saturday, Sunday or any day that banks in St. Louis, Missouri metropolitan area are closed.

“Capitalized Leases” means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Change of Control” means an event or series of events (occurring for whatever reason) following which:

(b) While there remains outstanding any obligations due the Lender hereunder, so long as the Key Shareholders are employed by any Borrower in any capacity, the Key Shareholders shall cease to directly or indirectly, own beneficially and control less than 50% of the outstanding shares of Voting Stock of Peak that they own as of the date of this Agreement; or

1.1 Peak shall, directly or indirectly, own beneficially and control less than all of the outstanding Voting Stock of the Subsidiary Borrowers.

“Closing” means the date and time the First Renewal Credit Facility  is made available to the Borrowers hereunder.

“Closing Date” means the date(s) and the time as of which the Loans are advanced under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) the property and assets of the Subsidiary Borrowers set forth in Section 6.1 (a-d) hereof or any other Loan Document to secure repayment of the Obligations and all other property of the Subsidiary Borrowers in which a Lien or right of set-off is granted to the Lender to secure, either directly or indirectly, the repayment of the Obligations, including the Properties.

“Collections” means all payments to a Person from Account Debtors in respect of Accounts, Chattel Paper and General Intangibles owing to such Person.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to a Person, for any testing period, the ratio as defined in the Master Credit Agreement, as in existence on the date of this Agreement.

“First Renewal Credit Facility ” means the credit offered to Borrowers in accordance with the terms and conditions of this Agreement.

“Debt Service Coverage Ratio” means the sum of the consolidated EBITDA (net income before interest, income taxes, depreciation and amortization, gain on sale leaseback, investment income, other income or expense and other nonrecurring items) plus lease payments made by Borrowers under a lease with Mad River Mountain, Inc. divided by the sum of the consolidated interest expense plus all scheduled principal payments (excluding mandatory prepayments) plus payments under capital leases.

“Debt Service Reserve Account” means that account identified in Section 9.4(o) of this Agreement.

“Default” means any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.14 hereof.

“Disclosure Schedule” means one or more schedules which is attached hereto and is incorporated into this Agreement, as the same may be amended from time to time with the consent of the Lender to the extent permitted hereunder.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings alleging non-compliance with or liabilities under any Environmental Law or any Environmental Permit, instituted by an Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

 “Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower’s business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Permits” means all permits, approvals, certificate, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“Event of Default” has the meaning set out in Section 10 hereof.

"Financial Impairment” means, in respect of a Person, the distressed economic condition of such Person manifested by any one of the following events:

(a) The discontinuation of the business of such Person,

(b) Such Person generally ceases or is generally unable or admits in writing its inability, generally, to make timely payment upon such Person’s debts, obligations, or liabilities as they mature or come due,

(c) The assignment by such Person for the benefit of creditors;

(d) The voluntary institution by such Person of, or the consent granted by such Person to the involuntary institution of (whether by petition, complaint, application, default, answer (including without limitation, an answer or any other permissible or  required responsive pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

(e) The voluntary application by such Person for or consent granted by such Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for such person or (ii) of or for all or any substantial part of such Person’s property; or

(f) The commencement or filing against such Person, without such Person’s application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and in any such case, either (i) such proceeding or petition shall continue undismissed for thirty (30) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

(g) In the case of such Person which is an Account obligor, any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of such Person’s property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered.

“Fiscal Quarter” means the day of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of a Person.

“Fiscal Year” means a Person’s regular annual accounting period for federal income tax purposes.

“GAAP” means generally accepted accounting principles consistently applied; provided, however, if there shall occur any change in accounting principles from GAAP as in effect on the Closing Date, then the Borrowers and the Lender shall make adjustments to such financial covenants as are determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of the Borrowers shall be the same after such changes as if such changes had not been made.

“Guaranty Obligations” means with respect to any Person, without duplication, any obligation of such Person guaranteeing any Indebtedness (“Primary Indebtedness”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether contingent or not contingent, (a) to purchase any such Primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Indebtedness of the ability of the primary obligor to make payment of such Primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such Primary Indebtedness against loss in respect thereof; provided, however, that the term “Guaranty Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

 “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Improvements” shall have the meaning given to the term in Section 8.29 herein.

“Indebtedness” means, with respect to one or more Borrowers, all indebtedness, including but not limited to the aggregate amount of (a) indebtedness for borrowed money or for the deferred purchase price of property or services; (b) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles consistently applied, recorded as capital leases; (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against a loss in respect of, indebtedness or obligations of others of the kinds referred to in subsection (a) or (b) above (but specifically excluding any trade debt or obligations under any forward purchase obligations in the ordinary course of business); and (d) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

“Indemnified Party” has the meaning specified in Section 12 hereof.

“Intellectual Property” shall mean all of Subsidiary Borrowers’ inventions, designs, patents, and applications therefore,  trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor and any licenses thereof, whether now owned or exiting or hereafter arising or acquired.

“Interest Rate” has the meaning set forth in Section 2.2 hereof.

“Key Shareholders” shall mean Timothy D. Boyd, Richard Deutsch and Stephen J. Mueller, any trust created or controlled by such individuals, the spouse of such individuals, and any trust created or controlled by any such spouse or child.

“Law” means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

“Lender” means ROYAL BANKS OF MISSOURI, a Missouri banking corporation, and its assigns and participants.

“Leverage Ratio” means, on any date, the ratio (expressed as a percentage) of (1) Indebtedness on such date, to (2) Gross Assets for the four fiscal quarters ending on such date.

“Lien”  shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be a capital lease on the balance sheet of the Borrowers prepared in accordance with GAAP.

“Loans” means, collectively, all advances made by Lender to or on behalf of Borrowers hereunder, including but not limited to Revolving Notes.

“Loan Documents” means those documents and agreements set forth in Section 3.1 (a-q) herein and any other agreements, instruments and documents, including, without limitation, any guaranties,  pledges, Collateral access agreements, collateral assignments, deeds of trust, mortgages, financial statements, audit report, environmental audit, officers certificate, powers of attorney, consents, assignments, contracts, notices, promissory notes, security agreements, financing statements and all other writings heretofore, now or from time to time hereafter required to be delivered by or on behalf of one or more Borrowers to Lender in connection with this Agreement, as each of the same may be amended, modified or supplemented from time to time.

“Lockbox” means any post office box rented by and name of one or more Borrowers and as to which, after Lender’s announcement of an Event of Default which is continuing, as to which the Lender has exclusive access pursuant to the requirements of this Agreement.

“Mad River” means Mad River Mountain, Inc., a Missouri corporation, and a Subsidiary of Peak.

“Mad River Lease” means the Lease Agreement, dated as of November 17, 2005, by and between EPT Mad River, Inc. a Missouri corporation and Mad River, as amended by that certain First Amendment to Lease Agreement dated June 30, 2006 and as further modified by that certain Second Amendment to Lease Agreement dated as of December 1, 2014.

“Master Credit Agreement ” means that certain  Master Credit and Security Agreement dated as of December 1, 2014 among Peak Resorts, Inc., Mount Snow, LTD., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., and JFBB Ski Areas, Inc., as Borrowers and EPT Ski Properties, Inc. and EPT Mount Snow, Inc., as Lender.

“Maturity Date” shall mean twelve (12) months after the date of this Agreement, unless extended or renewed pursuant to any modification, extension or renewal executed by the Borrowers and accepted by the Lender in the Lender’s sole discretion.

“Material Adverse Effect” means (a) a material adverse effect on the business, properties,  operations, condition (financial or otherwise) or prospects of any Borrower, or a material adverse effect of the business, properties, operations, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, (b) an impairment of a material portion of the Collateral, (c) a material impairment of a Borrower’s ability to perform in any respect its obligations under the Loan Documents or to repay the

Obligations, (d) a material impairment to the Lender’s security interest and Lien on the Collateral or the priority thereof, or (e) a material adverse effect on the legality, validity or enforceability of this Agreement, the other Loan Documents or any Lien created hereby or thereby.   In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other existing events would result in a Material Adverse Effect.

“Material Business Agreement” means any agreement or contract (not including Material License Agreements) of any Borrower (other than any agreement that by its terms may be terminated upon sixty (60) days’ notice or less by such Borrower) which (a) involves consideration to such Person of Two Hundred Thousand Dollars ($200,000.00) or more in any year, (b) involves consideration by such Person of Two Hundred Thousand Dollars ($200,000.00) or more in any year, (c) imposes financial obligations on such Person of Two Hundred Thousand Dollars ($200,000.00) or more in any year, (d) involves such Borrower’s leasing as lessee any real property under any operating or Capitalized Lease, or (e) the termination of which could reasonably be expected to result in a Material Adverse Event.

“Material Indebtedness” shall mean Indebtedness of Borrower’s Subsidiaries incurred under the Credit Agreement dated as of November 21, 2018 among Snow Time Acquisition Inc. as Borrower, Snow Time, Inc. as Subsidiary Guarantor, and Cap 1 LLC as Lender.

“Material License Agreement” means each license agreement of any Subsidiary Borrower in respect of Third Party Intellectual Property set forth in a Disclosure Schedule hereunder as being a license agreement the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Recovery Deferred Amount” means, with respect to any Net Proceeds of any Material Recovery Event, the portion of such net Proceeds intended to be used to rebuild or restore the affected property or to acquire replacement assets useful in the business of any Borrower, as set forth in the applicable Material Recovery Notice, minus the amount of such Net Proceeds used or committed to be sued therefor pursuant to a contractual obligation entered into prior to the Material Recovery Prepayment Date; provided that such amount shall not exceed $100,000 for any single Material Recovery Event or $500,000 in the aggregate in any calendar year.

“Material Recovery Event” means (i) ay casualty loss in respect of asset of any Borrower covered by casualty insurance, (ii) any compulsory transfer or taking under threat of compulsory transfer of any asset of any Borrower by any agency, department, authority, commission, board, instrumentality or political subdivision of the United States, any state or municipal government and (iii) any recovery in good funds by such Borrower by reason of a nonappealable judgment against any other Person to the full extent thereof.

“Material Recovery Notice” has the meaning set forth in Section 6.5 of this Agreement.

“Material Recovery Repayment Date” means, with respect to any Net Proceeds of any Material Recovery Event, the earlier of (a) the date occurring one hundred eighty (180) days after such Material Recovery Event and (b) that date is five (5) Business Days after the date on which the Borrowers’ Representative shall have notified the Lender of the applicable Borrower’s determination not to rebuild or restore the affected property or to acquire replacements assets useful in the  business of such Borrower with all or any portion of the relevant Material Recovery Deferred Amount for such Net Proceeds.

 “Maximum Principal Amount” means Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

“Multi-Employer Plan” means any Employee Benefit Plan which is a “multi-employer plan” as such term is defined in Section 4001(a) (3) of ERISA.

“Net Proceeds” means: (i) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, lease, transfer or other disposition of any Collateral of any Subsidiary Borrower to a Person (other than Collections in respect of Accounts) received by such Subsidiary Borrower, including, without limitation, cash payments in respect of Inventory sales, payments in respect to other dispositions of Collateral (other than the sale of Inventory in the ordinary course of business to the extent giving rise to Accounts) (net in each case of (x) selling expenses, including without limitation any reasonable broker’s fees or commissions and sales, transfer and similar taxes and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement), insurance proceeds, condemnation awards and tax refunds, and (ii) the cash proceeds from any Material Recovery Event.

“Note(s)” means, collectively, any and all Revolving Notes defined herein.  “Note” shall mean each of the foregoing Notes.

“Obligations”   means the present and future obligations of Borrowers to the Lender under this Agreement or any other Loan Document including without limitation (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of the Loans advanced to Borrowers  by the Lender; (b) all fees owing to the Lender under this Agreement and the other Loan Documents, (c) any costs and expenses reimbursable to the Lender pursuant to this Agreement, and (d) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owning by Borrowers to the Lender under this Agreement, the Notes or any Loan Document.

“Obligor” means Borrowers and each other Person who is or shall become primarily or secondarily liable for any of the Obligations.

“Peak” means Peak Resorts, Inc.

“Permitted Exceptions” shall have the meaning given in Section 8.27 of this Agreement.

“Permitted Liens” shall mean (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable; (b) Liens or charges incidental to the conduct of the Subsidiary Borrowers’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of the property or assets of the Borrowers or materially impair the use thereof in the operation of the Borrowers’ businesses; (c) Liens asserted by or granted to third parties to secure indebtedness that are subject to the terms of subordination or inter-creditor agreements acceptable to Lender, and (d) Liens granted to the Lender hereunder.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust,

unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Polluting Substances” means all pollutants. Contaminants or chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA, the Superfund Amendments and Reauthorization Act of 1986, RCRA, the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the applicable laws of any state establish a meaning for “hazardous substance”, “hazardous waste”, “hazardous materials”, “solid waste” or “toxic substance” that is broader than that specified in any of the foregoing Environmental laws, such broader meaning shall apply.

“Potential Default” means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in Section 10 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an Event of Default.

“Prime Rate” shall mean the daily floating per annum rate of interest which at any time and from time to time, shall be as published in The Wall Street Journal’s “Bonds, Rates and Yields Table”.  If publication of The Wall Street Journal and/or The Wall Street Journal’s “Bonds, Rates and Yield Table” is discontinued, the Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Prime Rate.  The Lender shall not be obligated to give notice of any change in the Prime Rate.

“Property” means any and all property owned or leased by any Subsidiary Borrower.    Properties shall mean the plural of Property.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

“Responsible Officer” means with respect to a Person, the President, Chief Executive Officer or Chief Financial Officer of such Person.

“Revolving Loan” or “Revolving Loans” shall mean, respectively, each direct advance and aggregate of all such direct advances, from time to time made by Lender to Borrowers under and pursuant to this Agreement.

“Revolving Notes” shall mean those promissory note(s) described and identified in Sections 2 herein.  Revolving Note shall mean each of such Revolving Notes.

“Solvent” means, with respect to any Person, as of any date of determination, that: (a) the fair value of the assets of the Person as of such date is greater than the total amount of the liabilities of the Person, (b) the present fair salable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have an unreasonably small amount of capital for the business in which it is engaged or for any business or transaction in which it is about to engage.   The determination of whether a Person is Solvent shall take into account all of such Person’s assets and liabilities regardless of whether, or the amount at which, any such asset or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including assets such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill.   In computing the amount of contingent or unrealized assets or contingent or unliquidated liabilities at any time, such assets and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized assets or matured liabilities, as the case may be.   In computing the amount that would be required to pay a Person’s probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

 “Subsidiary” means in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

 “Termination Date” shall mean the date this First Renewal Credit Facility  terminates, either on the Maturity Date or sooner as otherwise provided herein.

“Title Policies” shall have the meaning given in Section 8.27 of this Agreement.

“UCC” shall mean the applicable Uniform Commercial Code in effect from time to time.

“Voting Stock” means capital stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

“Wholly Owned Subsidiary” means, in respect of any Person, a Subsidiary of such Person in which such Person owns all of the Outstanding capital stock (or other form of ownership) and controls all of the voting power in any election of directors or otherwise.

2.THE FIRST RENEWAL CREDIT FACILITY .

2.1 Revolving Loan(s).   Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, Lender agrees to make the following Revolving Loans under the First Renewal Credit Facility :

(a) a Revolving Loan in an amount up to Ten Million Dollars ($10,000,000.00) for the purpose of providing Borrowers working capital (the “Working Line Revolving Loan”), and

(b) a Revolving Loan in an amount up to Fifteen Million Dollars ($15,000,000.00) for the following purposes: to acquire additional ski resorts with advances limited to purchase price, closing costs, environmental testing, title costs, legal fees, surveys, and acquisition related studies (the “Acquisition Line Revolving Loan”).

Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement.  The Working Line Revolving Loan shall be evidenced by a Revolving Note (the “Working Line Revolving Note”).  The Acquisition Line Revolving Loan shall be evidenced by a Revolving Note (the “Acquisition Line Revolving Note”).

2.2Interest.  Except as otherwise provided herein, the outstanding principal balance of the Notes shall bear interest at the Prime Rate plus 1.00% floating and adjusted daily (“the Interest Rate”).  Accrued and unpaid interest on the unpaid principal balance of all outstanding Notes, shall due and payable monthly, in arrears, commencing thirty (30) days following the first advance under a Note and continuing on the same day of each calendar month thereafter, and on the Maturity Date.  From and after maturity, whether at the Maturity Date, by acceleration or otherwise, or after the occurrence of an Event of Default, interest on the outstanding principal balance of the Notes, at the option of the Lender, may accrue at the Default Rate and shall be payable upon demand from the Lender.  Lender may, at Lender’s sole option, at any time and without notice to Borrower, make a Revolving Loan advance in the amount of any monthly payment of interest due under one or more Revolving Note and any other fees, costs and expenses due and owning Lender under this Agreement or any of the Loan Documents, and apply the proceeds thereof against the applicable interest payments, fees, charges or expenses.

2.3Loan Fees.  Lender acknowledges receipt of Twenty Five Thousand Dollars ($25,000.00) as payment for unused credit under the Restated Credit Facility (the “Loan Fee”).  Lender acknowledges receipt of the Loan Fee.  The purpose of the Loan Fee is to compensate the Lender for reserving the Lender’s funds necessary to make the Loans contemplated herein.

2.4Unused First Renewal Credit Facility .   In the event there is any available credit under the Working Line Revolving Loan as of the Maturity Date (the “Unused Working Line Facility”), then Borrowers shall pay on or before the Maturity Date an additional loan fee equal to one-quarter of one percent (0.25%) of the total principal amount of the Working Line Revolving Loan less the daily average outstanding principal balance of the Working Line Revolving Loan for the then immediately preceding twelve (12) month period.

2.5All Advances to Constitute Single Obligation.   The advances made to Borrowers hereunder as evidenced by the Notes and any renewal, extension, amendment, modification or replacement thereof shall constitute one general obligation of Borrowers, and shall be secured by Lender’s first priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims, rights of set-off and encumbrances heretofore, now or at any time or times hereafter granted by Borrower(s) to Lender.

2.6Revolving Notes.  The Revolving Loans shall be evidenced by one or more Revolving Notes (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to the Lender and given in substitution therefor, the “Revolving Notes”) in a form acceptable to Lender, duly executed by the Borrowers and payable to the order of the Lender.  At the time of an initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or an additional disbursement shall be made or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Note(s), (ii) any unpaid interest owing on the Revolving Notes, and (iii) all amounts repaid on the Revolving Notes.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrowers under the Revolving Notes to repay the principal amount of the Revolving Notes, together with all interest, fees and costs accruing thereon.

2.7Additional Revolving Note Provisions.

(a)Borrower authorizes Lender, in its sole and complete discretion, to make advances under this First Renewal Credit Facility  for the payment of any principal, interest, fees, advances required to maintain Borrowers’ depository and reserve accounts at mandated levels, costs and/or expenses incurred by the Lender under this Agreement or any other Loan Document.

(b)Voluntary Prepayment.  Except in a case where a Default or an Event of Default exists, Borrowers may, from time to time, upon reasonable advance notice to Lender, prepay all or any portion of the unpaid principal balance of the Revolving Note(s) prior to the Maturity Date provided that contemporaneously with each such prepayment Borrowers shall pay all accrued and unpaid interest, fees and costs associated with the Revolving Note(s) being prepaid to and including the date of prepayment.  Amounts prepaid may be re-borrowed subject to the terms and conditions hereof.

2.8Intentionally Deleted.

2.9 Payment.  All Notes contemplated hereunder shall be repaid, in full, by the Borrowers on their Maturity Date, unless payable sooner pursuant to the provisions of this Agreement and/or the Loan Documents.  In the event the aggregate outstanding principal balance of all Notes exceeds this First Renewal Credit Facility, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Notes or take such other actions as shall be necessary to eliminate such excess.

2.10Prepayments.  Except in the case of a default or the existence of an Event of Default under this Agreement or under any Loan Document, the Borrowers may prepay, in whole or in part, without a prepayment penalty, any balance due under a Note all as set forth in this Agreement and/or any Loan Document.

2.11 Conditions of Payment and Final Payment. All payments made by the Borrowers hereunder or under any of the Loan Documents shall be made without setoff, counterclaim or demand. Notwithstanding anything to the contrary contained herein, the final payment due under any Note must be made by wire transfer or other immediately available funds.

2.12Interest Computation:  Except as otherwise set forth herein, all interest shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  The use of this calculation may result in a higher interest rate as otherwise set forth herein and/or any Loan Document.  If any payment to be made by the Borrower(s) under this Agreement, any Loan Document or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

2.13Late Charge.  If any payments of interest or principal due hereunder or under any Loan Document is not made within ten (10) calendar days after such payment is due in accordance with the terms hereof or thereof, then, in addition to the payment of the amount so due, Borrowers shall pay to the Lender a “late charge” of two (2) cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment.  Borrowers agree the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of two (2) cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest and is not a penalty.

2.14 Default Interest; Late Charges.  Upon the occurrence of an Event of Default and during the continuance thereof, the outstanding balance due on the Notes shall, at Lender’s option, bear interest at the rate of five (5.00%) percent per annum in excess of the interest rate otherwise payable thereon (the “Default Rate”), which interest shall be payable on demand.

2.15Maximum Interest.  It is the intent of the parties that the rate of interest and other charges to Borrowers under this Agreement and the other Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

2.16Reimbursement of Expenses and/or Payment of Reasonable Costs.  If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out‑of‑pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby including, but not limited to, the perfection of any security interest granted herein; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents; (iv) any attempt to enforce any rights of Lender against one or more Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents; or (v) any attempt by Lender, to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral in accordance with the provisions of this Agreement or applicable law; then all such reasonable legal and accounting expenses and other incurred or out of pocket costs and expenses of Lender shall be charged to Borrowers.  All amounts chargeable to Borrowers under this paragraph shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, as the case may be, are in addition to any loan fees payable hereunder, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Notes from time to time.

2.17Taxes.  All payments made by the Borrowers under this Agreement or under any of the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) now or hereinafter imposed on Lender as a result of a present or former connection between the Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively “Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes that are attributable to the Lender’s failure to comply with Section 2.18.

(a)At the request of the Borrowers and at the Borrowers’ sole cost, the Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes that have been paid.

(b)The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.18Use of Proceeds. Borrowers shall use the proceeds of this First Renewal Credit Facility solely for the purposes set out in Sections 2.1(a) and 2.1(b).

3.CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the Lender shall not be required to disburse or make all or any portion of the First Renewal Credit Facility  available to Borrowers unless the following conditions shall have been satisfied.

3.1Loan Documents.  Notwithstanding any provision contained herein to the contrary, Lender shall have no obligation to advance any sums under this Agreement or any of the Loan Documents unless and until Lender shall have first received the following, each of which must be in form and substance and executed and delivered in a manner acceptable to Lender:

(a)This Agreement.

(b)The Notes.

(c)A Security Agreement granting to Lender a first in priority Lien on the Collateral.

(d)Deeds of Trust and/or Mortgages, as the case may be, granting to Lender a first in priority Lien on the real properties and improvements thereon as set forth in Schedule 3.1 (d).

(e)Collateral Assignments of Lease(s) granting to Lender a first in priority collateral security interest in those Lease(s) set forth in Schedule 3.1 (e).

(f)If applicable, Collateral Assignment(s) of Borrowers’ rights of ingress and egress over property not owned or leased by one or more Borrowers allowing ingress and egress to the operations of one or more Subsidiary Borrowers in form and substance satisfactory to Lender.

(g) A copy of the Credit Agreement dated as of November 21, 2018 among Snow Time Acquisition Inc. as Borrower, Snow Time, Inc. as Subsidiary Guarantor, and Cap 1 LLC as Lender.

(h)Mortgagee/Lender title insurance commitments issued by First American Title Insurance Company in favor of Lender in form and substance satisfactory to Lender insuring Lender’s first in priority security interest in the real property and improvements thereon as set forth in Schedule 3.1 (d) and such ancillary documents required by Lender in support of said title insurance.

(i)Uniform Commercial Code financing statements referring to the Collateral in the form appropriate to the State where the Collateral is located all as set forth in Disclosure Schedule 3.1 (f).

(j)Opinions of Peak’s Counsel, Subsidiary Borrowers’ Counsel and Borrowers’ local counsel, each of whom shall be acceptable to Lender with opinions in form and substance acceptable to Lender.

(k)An inter-creditor agreement, in form and substance satisfactory to Lender, by and between Borrowers, Lender and EPT Ski Properties, Inc., EPT Mount Snow, Inc., Mount Snow, Ltd., Sycamore Lake, Inc., Snow Time Acquisition, Inc.,  Snow Time, Inc., Ski Roundtop Operating Corp., Ski Liberty Operating Corp., Whitetail Mountain Operating Corp., Mount Snow, Ltd, Sycamore Lake, Inc., Hunter Mountain Acquisition, Inc., Hunter Mountain Ski Bowl Inc, Hunter Mountain Festivals, Ltd, Hunter Mountain Rentals Ltd, Hunter Resort Vacations, Inc, Hunter Mountain Base Lodge, Inc., Frosty Land, Inc. Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., and JFBB Ski Areas, Inc.

(l)An Agreement Concerning a Loan for a Holder of a Special Use Permit between the United States Department of Agriculture, Forest Service, the Lender and L.B.O. Holding, Inc. (Form FS-2700-12) in form and substance satisfactory to Lender and a confirmation letter from the Forest Service confirming L.B.O. Holding, Inc. is in compliance with the terms and conditions of the Special Use Permit applicable to Attitash or such substituted documentation satisfactory to the Lender.

(m)Search Results:  Lien Termination.  Copies of UCC search reports as of such date acceptable to the Lender in its sole discretion, listing all effective financing statements which name one or more of the Borrowers, under its present name and any previous names, as debtor, together with (i) copies of such financing statements, (ii) payoff letters for all existing indebtedness, if any, specifying the amount required to be repaid to obtain appropriate termination and release statements and documents with respect to all agreements relating thereto and all Liens granted in connections therewith, (other the Permitted Liens), and (iii) such other UCC termination statements as the Lender may require.

(n)Search Results:  Pending Litigation.   Copies of all pending lawsuits, Petition or Complaint, as amended, the Answer, Affirmative Defenses and Counterclaim, as amended, together with a letter from Borrowers’ legal counsel setting forth a history of the litigation and his or her opinion as to the likely outcome of the litigation and whether a reserve against an adverse result should be established, and in what amount, whether insurance is or is not available to the Borrowers.  All of the above shall be satisfactory to Lender in its sole discretion.

(o) Organizational and Authorization Documents.  Copies of (i) Articles of Incorporation and By-laws of the Borrowers, (ii) resolution of the Sole Shareholder of the Subsidiary Borrowers and the Board of Directors of Peak  approving and authorizing the respective Subsidiary Borrower and Peak’s  execution, delivery and performance of this Agreement and the Loan Documents to which it is a party and the transactions contemplated thereby; (iii) signature and  incumbency certificates of Peak and the Subsidiary Borrowers identifying the officers and directors of each Subsidiary Borrower and Peak, each of which the Borrowers certify to be true and complete, and in full force and effect without modification, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by a Borrower of any changes therein; and (iv) good standing certificates in the state of formation of each Borrower and for each state in which the Borrower is authorized to do business.  All of the foregoing shall be satisfactory to Lender.

(p)Insurance.  Evidence satisfactory to the Lender of the existence of:

(i) Hazard insurance insuring the Collateral and all improvements thereto against loss or damage.  Each insurance policy will be in an amount and issued by a company satisfactory to the Lender.  Lender will be named as a loss payee under such policy.

(ii) Comprehensive general liability insurance with respect to the Subsidiary Borrowers’ Business.  The policy will be in an amount and issued by a company satisfactory to the Lender.  Lender will be named as an additional insured under such policy.

(iii) Flood insurance policy to the extent the Ski Areas, or any part thereof, is located within an area designated by HUD to be in a flood or mudslide hazard area.  Subsidiary Borrowers shall not be excused from the obligation to provide flood insurance without a letter or other communication from the appropriate government or qualified agency addressed to the Lender stating one or more of the Ski Areas are not located in such a hazard area. Said letter or communication shall be in form and substance satisfactory to Lender.

All such insurance policies or certificates of the existence of such policies are to be delivered to the Lender. All such policies shall be issued by a company with a then current Best’s Guide rating of A- or better and in all other respects be satisfactory to the Lender and shall have coverage and endorsements and be written for such amounts as the Lender may require.  All polices of insurance must provide that cancellation or modification of the policies cannot be made without thirty (30) days prior written notice to the Lender.

The following notice is provided pursuant to Section 427.120 R.S.Mo.   AS USED HEREIN, THE TERMS “YOU” AND “YOUR” SHALL REFER TO BORROWER(S), THE TERMS “WE” AND “US” SHALL REFER TO LENDER.  UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY

CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

(q)Such other certificates, financial statements, schedules, resolutions, notes and other documents which are provided for hereunder or other Loan Documents or which the Lender shall require.

Collectively items 3.1 (a) through 3.1(q) the “Loan Documents”.

(r)The opening and maintaining of Borrowers’ depository bank accounts and collection accounts at Lender’s banking house (“Depository Accounts”).

(s)The opening and maintaining of Borrowers’ Debt Service Reserve Account at Lender as required hereunder.

3.2Event of Default.  No Event of Default, or event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

3.3Adverse Changes. No Material Adverse Effect in the financial condition or affairs of one or more Borrowers, as determined in the Lender’s sole and complete discretion, shall have occurred.

3.4Litigation.Except as set forth on Disclosure Schedule 3.4, there is no litigation or governmental proceeding currently pending against one or more Borrowers nor shall any such litigation or governmental proceeding have been instituted against one or more Borrowers, which in the sole and complete discretion of the Lender materially adversely affects the financial condition or continued operation of one or more Borrowers.

3.5Representation and Warranties.  All representations and warranties of the Borrowers contained herein or in any Loan Document shall be true and correct as of the date of any Note as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.6Borrower’s Covenants.  All of the covenants of the Borrowers contained herein or in any Loan Document shall be maintained and remain in full force and effect as of the date of any Note as though made on such date, except to the extent such covenant expressly relates to an earlier date.

3.7Financing Statements.   Lender shall file one or more UCC Financing Statements prior to each advance to one or more Borrowers hereunder and in all cases, Lender shall, in its sole and complete discretion, satisfy itself of its priority as a secured creditor before making each advance.

4.BORROWING PROCEDURE.

Subject to the terms and conditions of this Agreement and the Loan Documents, Borrowers may request an advance hereunder by giving to the Lender, not less than three (3) Business Days (except for advances under the Working Line Revolving Loan which shall require only one (1) Business Day) advance written  notice, arriving no later than 12:00 noon Central Time (daylight or standard, as the case may be) on the date of such notice, in which notice Borrowers shall specify and attach: (i) the amount of the proposed advance (ii) as to the Acquisition Line Revolving Loan, a complete and accurate copy of the fully executed Contract for Sale and Purchase, with all exhibits and schedules attached thereto, (iii) as to the Acquisition Line Revolving Loan, an itemization of the expenses associated with the Contract for Sale and Purchase certified to the Lender by a Responsible Officer of Borrowers’ Representative, and (iv) wire instructions for the delivery of the funds to be advanced to Borrowers.

In addition to any other limitations or conditions set forth herein, Lender shall not have any obligation to make an advance under this First Renewal Credit Facility  while a Default or an Event of Default exists.

5.CONDITIONS PRECEDENT.

Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any advance under this First Renewal Credit Facility  unless and until each of the following conditions has been and continues to be satisfied in Lender’s sole discretion:

5.1Documentation.  Lender shall have received, in form and substance satisfactory to Lender, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender shall require in connection therewith from time to time, all in form and substance satisfactory to Lender.

5.2Due Diligence.  Lender shall have completed its due diligence with respect to Borrowers and the proposed advance.

5.3Fees and Expenses.  Lender shall have received payment of all of Lender’s fees and expenses, including, without limitation, all expenses incurred to the date of this Agreement.

5.4Compliance.  Lender shall have received evidence satisfactory to Lender that Borrowers have received all requisite governmental, regulatory, or corporate approvals, and required third party authorization, consents and approvals to execute the Loan Documents and consummate the transactions contemplated by this Agreement.

5.5No Default.  No Default or Event of Default shall exist under this Agreement or any of the Loan Documents.

5.6Other Loan Documents.  Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

5.7No Litigation.  Except as set forth in one or more Disclosure Schedules attached hereto, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

5.8Forest Service Permit. Borrower L.B.O. Holding, Inc. shall be in compliance with all terms and conditions of that certain U.S. Department of Agriculture, Forest Service, Ski Area Term Special Use Permit: Authority: Ski Area Permit Act October 22, 1986; Auth. ID WTM0786, Expiration Date: April 4, 2047 (“Forest Service Permit”).

6.SECURITY AGREEMENT AND COLLATERAL.

6.1Grant of Security Interest to Lender by Borrower:  To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing lien and security interest, which lien and security interest shall be perfected, having a first priority position, in all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wherever located:

(a)All of Subsidiary Borrowers’ interest in the Properties, Improvements and leasehold interests identified in Disclosure Schedule 6.1(a) hereof and all of Subsidiary Borrowers’ right, title and interest in such property that allows for ingress and egress to the ski areas in the event ingress and egress to the ski areas is not over lands subject to the Deeds of Trust and/or Mortgages contemplated in this Agreement.

(b)All of Subsidiary Borrowers’ right, title and interest in, whether now owned, possessed or controlled, or hereafter acquired, whether or not same is used in the  Subsidiary Borrowers’ businesses; accounts receivable, inventory, machinery, equipment, furniture, fixtures, all personal property used by a Subsidiary Borrower in the ordinary course of its business, general intangibles, choses in action, contract rights, plans, specifications, purchase contracts, construction contracts, books and records, Intellectual Property rights, including but not limited to trademarks, service marks, now or hereafter used in the operation of a Subsidiary Borrower’s business; and

(c)All revenue and accounts arising out of: (i) food and beverage sales, (ii) ski lessons, (iii) lift ticket sales, (iv) sale of season passes, (v) sale of ticket passes for periods shorter than a ski season, (vi) ski equipment rentals and leases, (vii) miscellaneous sales or leasing of goods or services generated  during the course of a Subsidiary Borrower’s ordinary course of business, (viii) parking and (ix) the sale of goods and services in connection with special events such as parties or special occasion celebrations, and

(d) All of Subsidiary Borrowers’ right, title and interest in said Borrowers’ inventory, machinery, equipment, personal property and improvements, whether now owned, possessed or controlled, or hereafter acquired, whether or not same is used in the Subsidiary Borrowers’ businesses now located or hereafter located on public lands administered to by the U. S. Department of Agriculture, Forest Service.

(collectively all of the above, the “Collateral”).

6.2.Lien Perfection; Further Assurances.  Subsidiary Borrowers shall execute and/or authorize the filing of such UCC financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Lender’s first in priority Lien and security interest upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender’s Lien and security interest upon the Collateral.  Unless prohibited by applicable law, Borrowers hereby irrevocably authorizes Lender to execute and file or pre-file any such financing statements on Borrower’s behalf. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral.  Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof.

The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.  At Lender’s request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

Subsidiary Borrowers shall execute and deliver such mortgages, deeds of trust, collateral assignment of leasehold interests or such other documents and instruments as are necessary to perfect Lender’s first in priority lien and encumbrance upon the Collateral.

Borrowers will promptly execute or cause to be executed and deliver to Lender any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may, from time to time, reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Loan Documents, and to create, perfect and maintain perfection of the Liens and security interest granted by Borrower in favor of Lender.

6.3Possession and Use of Collateral.  Until an Event of Default has occurred or the Maturity Date of the Notes, whichever first occurs, Borrowers shall have the right to possess the Collateral and Borrowers shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower’s business, to (a) operate its businesses in the ordinary course, including but not limited to the sale of Subsidiary Borrower(s)’ Inventory and (b) use and consume any raw materials, work in process or other materials normally held by the Subsidiary Borrower(s) for such purpose.

6.4Protection of Collateral.   All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any federal, state, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Subsidiary Borrowers’ business operations shall be borne and paid by the Borrowers.  If any Borrower fails to pay any portion thereof promptly when due, the Lender, at its option, may, but shall not be required to, pay the same.  All sums so paid or incurred by the Lender for any of the foregoing shall be repayable to the Lender on demand.  Beyond reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Unless otherwise provided by Law, the Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

6.5Material Recovery Event.  Within ten (10) days after the occurrence of any Material Recovery Event, the Borrowers’ Representative will furnish to the Lender written notice thereof.  If any Material Recovery Event results in Net Proceeds, the Lender is authorized at its discretion to collect such net Proceeds and, if received by any Borrower, such Borrower will pay over or cause to be paid over such Remittance of Net Proceeds to the Lender, in each case if Lender so elects, for the application to the prepayment of Obligations; provided, however, if: (i) no Default or Event of Default has occurred which is continuing and (ii) the Borrowers’ Representative notifies the Lender in writing (the “Material Recovery Notice”) that the affected Borrower intends to rebuild or restore the affected property or acquire replacement assets useful in such Borrower’s business, that such rebuilding or restoration can be accomplished within six (6) months out of such Remittance of Net Proceeds and other funds available to such Borrower and Borrowers shall have deposited such additional funds with Lender, then prepayment of the Notes in an amount equal to the Material Recovery Deferred Amount shall not be required and any such Net Proceeds collected by the Lender shall be paid over to the Borrowers’ Representative or as otherwise directed by the Borrowers’ Representative until the Material Recovery Payment Date for  application of the cost of rebuilding or restoration in accordance with customary disbursement procedures.  Any amounts not so applied on the Material Recovery Prepayment Date to the costs of rebuilding or restoration shall, at Lender’s election, either be applied to the prepayment of the Obligations, or remitted to the Borrowers.

7.FINANCIAL REPORTS AND SCHEDULES.

7.1Financial Statements.  Borrowers shall have furnished to the Lender complete and correct copies of (i) the audited balance sheets of Peak and its consolidated Subsidiaries for the fiscal year quarter ending July 31, 2018, and related statements of income, shareholder’s equity, and cash flows, and as applicable, changes in financial position or cash flows for such fiscal year, and the note to such financial statements, reported upon by RSM US LLP, certified public accountants and (ii) the internal unaudited balance sheets of Peak and its consolidated Subsidiaries for the fiscal year quarter ending July 31, 2018, and the related statements of income and shareholder’s equity said fiscal year quarter then ended, certified by an executive officer of Peak.  All such financial statements:  have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and (b) fairly present in all material respects the financial condition of Peak and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2018, financial statements, nor has there been any material change in any of Borrowers’ accounting procedures used therein.  The Borrowers did not as of July 31, 2018, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or the Notes thereto in accordance with GAAP or, to the extent no required to be reflected by GAAP, are disclosed in the Disclosure Schedule 7.1 hereof.

7.2Other Information.     Subsidiary Borrowers shall have furnished to the Lender complete and correct copies of  internal unaudited balance sheets of each Subsidiary Borrower for the fiscal year quarter ending July 31, 2018, and the related statements of income and shareholder’s equity said fiscal year quarter then ended, certified by an executive officer of each Subsidiary Borrower. All such financial statements:  have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and (b) fairly present in all material respects the financial condition of each Subsidiary Borrower as of the date thereof and the results of operations for the fiscal period then ending, subject to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Subsidiary Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2018 financial statements, nor has there been any material change in any Subsidiary Borrowers’ accounting procedures used therein.  The Subsidiary Borrowers, individually and collectively, did not as of July 31, 2018, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or as disclosed in the Disclosure Schedule 7.2 hereof.

Promptly following request therefor by Lender, Borrower shall deliver such other business or financial data, reports, appraisals and projections as Lender may reasonably request.  Upon Lender’s request, Borrower also agrees to provide any reports that Lender requires to establish more frequent monitoring procedures with respect to the Collateral.

2. 8.BORROWERS’ REPRESENTATIONS AND WARRANTIES.

Borrowers hereby represent and warrant to Lender, which representations and warranties (whether appearing in this Section 8 or elsewhere) shall be true at the time of Borrowers’ execution of this Agreement and the execution and delivery of each Note, and shall remain true until the repayment in full and satisfaction of all the Obligations and termination of this Agreement, and shall be re-made by Borrowers at each time an advance is made pursuant to this Agreement.

8.1Financial Statements and Other Information.The financial statements and other information delivered or to be delivered by Borrowers to Lender hereunder have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and fairly present in all material respects the financial condition of Peak and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2018 financial statements, nor has there been any material change in any of Borrowers’ accounting procedures used therein.  The Borrowers did not as of July 31, 2018, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or the Notes thereto in accordance with GAAP or, to the extent no required to be reflected by GAAP, are disclosed in the Disclosure Schedule 7.1 hereof.

The internally generated financial statements and other information of the Subsidiary Borrowers delivered or to be delivered by Borrowers to Lender hereunder have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and fairly present in all material respects the financial condition of each Subsidiary Borrower as of the date thereof and the results of operations for the fiscal period then ending, subject to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Subsidiary Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2018 financial statements, nor has there been any material change in any Subsidiary Borrowers’ accounting procedures used therein.  The Subsidiary Borrowers, individually and collectively, did not as of July 31, 2018, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or as disclosed in the Disclosure Schedule 7.2 hereof.

 8.2Locations.Each Subsidiary Borrower represents that Disclosure Schedule 8.2 sets forth:  (a) the jurisdiction of organization of each Borrower, the principal place of business of each Subsidiary Borrower and the office where the chief executive offices and accounting offices of such Subsidiary Borrower are located; (b) the office where each Subsidiary Borrower and keeps its records concerning its Accounts and General Intangibles, (c) the location of each Subsidiary Borrower’s registered office and all locations of its respective operations and whether such locations are owned or leased, (d) all locations at which any inventory, machinery, equipment or other tangible property of such Borrower are located (other than inventory and equipment in transit), including, without limitation, the location and name of any warehousemen, bailee, processor or consignee at which such Borrower’s property is located [and good faith dollar estimated value of such Borrower’s tangible property located at each such location],  (e) the locations and addresses of all owned or leased real property of each Subsidiary Borrower, including the name of the record owner of such property (and a copy of its legal description) and (f) any other locations of any Subsidiary Borrower’s inventory, machinery and equipment during the year prior to Closing hereunder.  No Borrower maintains any Securities Accounts or Commodities Accounts.  A Responsible Officer of Borrowers’ Representative shall notify the Lender in writing within two (2) Business Days of any change in the location of any Borrower(s)’ office.

8.3Borrowers’ Organization and Name.Each of the Borrowers is duly organized and existing in good standing under the laws of the State of its organization and is duly qualified to do business and is in good standing in every State where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.  Each of the Borrowers has the power and authority to own its own properties and carry on its own business as now being conducted.  Full, accurate and complete information with respect to each Borrowers’ (i) full and exact legal name, (ii) its state of organization, (iii) its federal tax payer identification number, and (iv) as of the date of this Agreement, the state in which each Borrower is qualified to do business is set forth in Schedule 8.3 to this Agreement.

8.4Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which each Borrower is a party: (a) are within such Borrower’s corporate powers, (b) have been duly authorized, and are not in contravention of Law applicable to such Borrower or the terms of such Borrower’s Articles of Incorporation or any indenture or other document or instrument evidencing borrowed money or any other material agreement or undertaking to which such Borrower is a party or by which it or its property is bound.

8.5Enforceability.  This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower which is a party hereto and thereto, enforceable against such Borrower  in accordance with terms hereof and thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

8.6Title to Collateral; Liens.  Each Borrower has good and indefeasible title (or marketable title in case of real property) to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted hereunder.

8.7Lien Perfection and Priority.  From and after the Closing Date, by reason of the filing of financing statements, continuation statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement and/or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against each Borrower and all third parties as security for the payment of all Obligations.

8.8Litigation:  Proceedings.  Except as set forth in Disclosure Schedule 8.8, there are no actions, suits, investigations or proceedings, and no orders, writs, judgments, injunctions or decrees, now pending, existing or, to the knowledge of any Borrower, threatened against any Borrower affecting any property of such Borrower, this Agreement or any other Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal state, local or foreign government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.  There is no action, suit, investigation, proceeding, order, writ, injunction or decree against any Borrower that, if adversely determined, when taken singly or with all other actions, suits, investigations, proceedings, orders, writs, injunctions or decrees currently pending, could reasonably be expected to result in a Material Adverse Effect.

8.9Taxes:   The federal employer identification number for each Borrower is set forth on the Disclosure Schedule 8.9.  Borrowers have filed all federal, state and local tax returns which are required to be filed by any of them, and, except to the extent permitted by this Agreement, each of them has paid all taxes and assessments due and payable as shown on such returns, including interest, penalties and fees; provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes), (ii) appropriate reserves, as required by GAAP, are made on the books of such Borrower, as appropriate and (iii) such tax, assessment, charge or levy is not material in nature compared to the overall net worth of such Borrower. The name under which Peak files consolidated federal tax returns for itself and its subsidiaries is "Peak Resorts, Inc." Peak has filed a consolidated federal tax return that has included all of its subsidiaries in existence at such time for each of the previous 5 tax years.

8.10Consents:  Approvals; No Violations.  Except as set forth in the Inter-creditor Agreement and the agreement with the United States Forest Service identified in Section 3 herein, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except (i) such as have been made or obtained and are in full force and effect, (ii) for the filings required to create or perfect the Liens in favor of the Lender that are contemplated hereby and by the other Loan Documents and (iii) the Inter-creditor Agreement and the Agreement with the United States Forest Service as identified in Section 3 hereof.   Borrowers have not received any notice of default under any contract, agreement or commitment to which it is a party or by which it is bound, the effect of which will adversely affect the performance of Borrowers of their Obligations under or pursuant to this Agreement.  The use of Borrowers’ Properties does not violate and will not at any time violate (a) any permit or license issued with respect to one or more of the Properties; or (b) any material condition, easement, right –of-way, covenant or restrictions affecting one or more of the Properties.

8.11Lawful Operations.   The operations of each Borrower are in compliance in all material aspects with applicable requirements imposed by Law, including without limitation, occupational safety and health laws, and zoning ordinances, except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Event.

8.12Environmental Compliance.   Except as set forth in Disclosure Schedule 8.12, (a) each Subsidiary Borrower is in compliance with Environmental Laws except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Event; (b) with respect to any of the Properties, there is no pending or, to the actual knowledge of Borrowers after due inquiry, threatened Environmental Claim against such Borrower(s), or any other environmental condition with respect to any Property which Environmental Claim or condition, when taken singly or with all other such Environmental Claims or conditions, has resulted, or could reasonably be expected to result, in a Material Adverse Effect; (c) Subsidiary Borrowers are in compliance with all Environmental Permits, except to the extent any such non-compliance, when taken singly or together with all other instances of such non-compliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (d) no Property is listed or to the knowledge of any such Borrower, formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean up and to the knowledge of any such Borrower, no Borrower has directly or indirectly transported or directly or indirectly arranged for the transportation of any Hazardous Material to any such listed location or location which is proposed for such listing, which could reasonably be expected to result in such Borrower(s) incurring material liabilities under Environmental Laws.

 8.13Environmental Laws and Permits.   Without limiting the representations made in Section 8.12 above, to the best knowledge of each Borrower, there are no circumstances with respect to the

Properties or operations of any Borrower that could reasonably be expected to:  (1) form the basis of an Environmental Claim against such Borrower which could constitute a violation of this Agreement, or (ii) cause any Property owned or leased or funded by such Borrower to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

8.14ERISA.   Disclosure Schedule 8.14 sets forth a list of all of the Employee Benefit Plans of each Borrower. Each Employee Benefit Plan of each Borrower which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provision of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect. No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit Plan that is subject to Title IV of ERISA which is continuing and which, in the case of such Accumulated Funding Deficiency or Reportable Event, when taken singly or with all other such Reportable Events or Accumulated Funding Deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against such Borrower in an amount exceeding Fifty Thousand Dollars ($50,000). No "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), have occurred which, when taken singly or with all other such "prohibited transactions," has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against one or more of the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate. No Borrower has: (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Disclosure Schedule 8.14 or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against one or more the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate. No Borrower and, to the knowledge of the Borrowers, no fiduciary for any Employee Benefit Plan listed on the Disclosure Schedule 8.14, has engaged in any transaction with respect to such Employee Benefit Plan or failed to act in a manner with respect to such Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect under ERISA or any other applicable law, except where such failures in the aggregate would not have a Material Adverse Effect and could not reasonably be expected to result in liabilities or claims against such Borrower(s) in an amount exceeding Fifty Thousand Dollars ($50,000).

8.15 Intellectual Property.   Each Subsidiary Borrower owns or has the legal and valid right to use, sell, and license all Intellectual Property necessary for the operation of its business as presently conducted, free from any Lien not permitted under this Agreement and free of any restrictions which could reasonably be expected to have a Material Adverse Effect on the operation of such Subsidiary Borrowers’ business as presently conducted.  Except as set forth in Disclosure Schedule 8.15, no Subsidiary Borrower (a) licenses any Intellectual Property (whether as a licensor or licensee) necessary for the operation of its business, or (b) is a party to any license agreement with respect to such Intellectual Property.  Disclosure Schedule 8.15 sets forth each Intellectual Property right used by each Subsidiary Borrower in the operation of its respective business.

8.16Structure:   Peak is the sole shareholder of each Subsidiary Borrower and there are no options, warrants, or other rights to acquire any capital stock of a Subsidiary Borrower.  Each Subsidiary Borrower is a Wholly Owned Subsidiary of Peak.

8.17Solvency and Value.Peak and each Subsidiary Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

Peak and each Subsidiary Borrower received fair consideration and reasonably equivalent value for the Obligations and liabilities it has incurred to the Lender hereunder.

8.18Indebtedness.Each Subsidiary Borrower is not obligated (directly or indirectly), for any loans or other Indebtedness for borrowed money other as set forth herein, or as expressly identified in the Financial Statements provided to Lender prior to the advance under this this Agreement.

8.19Margin Security and Use of Proceeds (Regulation U).This First Renewal Credit Facility  and all advances made hereunder, including the interest rate, fees and charges as contemplated hereby, is a business loan.  The proceeds of the First Renewal Credit Facility  shall be used for proper business purposes and consistently with all Laws and this Agreement.  No Borrower is in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) and no proceeds of this First Renewal Credit Facility  and any advances hereunder shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

8.20Investment Company Act Status.   No Borrower is an “investment company” or an “affiliated person” of, or a “promoter” or “principal underwriter” for an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended.

8.21Blocked Person.   No Borrower or any Affiliate of any Borrower is any of the following (each a "Blocked Person"):

(a) Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

(e) A Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(f) A Person who is affiliated or associated with a Person listed above.

No Borrower or any Affiliate thereof (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

8.22Full Disclosure.None of the written information, exhibits or reports furnished by any Borrower to the Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances for which such information was provided.

8.23No Material Adverse Effect.No event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

8.24Power to Operate the Properties.   Each Subsidiary Borrower has all necessary permits and approvals, governmental or otherwise, and full power and authority to own, operate and lease the Properties.

8.25Construction, Use and Occupancy of the Properties.  The construction, use and occupancy of the Properties comply or, if built according to plans and specifications submitted to Lender, will comply in full with all requirements of law; no portion of any of the improvements situated on the Properties (“Improvements”) is or will be constructed over areas subject to easements; neither the zoning nor any other right to construct or to use any of the Improvements is to any extent dependent upon or related to any real estate other than the Properties;  all approvals, licenses, permits, certifications, filings and other actions normally accepted as proof of compliance with requirements of law by prudent lending institutions that make investments secured by real estate in the general areas of the Properties, to the extent available as of the date hereof, have been duly made, issued, or taken; and to the extent such approvals, licenses, permits, certifications, filings and other actions are not available as of the date hereof (i) the governmental authority charged with making, issuing or taking them is under a legal duty to do so, or (ii) Borrowers are entitled to have them made, issued or taken as the ministerial act of said governmental authority.

All streets, easements, utilities and related services necessary for the operation of the Properties for their intended purpose are available to the Properties, including potable water, storm and sanitary sewer, gas, electric and telephone facilities and garbage removal.

8.26Status Under Lease Agreements.Each Subsidiary Borrower is current in the payment of any and all rent, tasks, utilities and other charges of rent required to be paid by any Subsidiary Borrower under any lease agreement.

8.27Title Policies.   The exceptions set forth in the Title Policies (“Permitted Exceptions”) issued by First American Title Insurance Company providing title insurance coverage to the Lender which are acceptable to the Lender, in its sole discretion, respecting the real property and improvements identified in Disclosure Schedule 8.27 do not and will not materially and adversely affect or interfere with the value or operations of the Collateral or the security intended to be provided by this Agreement or Borrowers’ ability to repay the Obligations in accordance with the terms of this Agreement and the Loan

Documents.

8.28Certificates, Licenses and Approvals.   Borrowers represent and warrant to Lender that the Subsidiary Borrowers have obtained all necessary certificates, licensees and other approvals, governmental and otherwise, necessary for the operation of the Properties and all Improvements thereon and the conduct of the Subsidiary Borrowers’ businesses and all required zoning, building code, use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and none of which are subject to revocation, suspension, forfeiture or modification, (ii) the Properties and the present and contemplated use and occupancy thereof are in full compliance with all applicable Laws, (iii) the Improvements are free from damage caused by fire or other casualty, (iv) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, (v) except for personal property owned by tenants, Borrowers have paid in full for, and are the respective owners of, all the equipment and other personal property used in connection with the operation of the Improvements, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, and (vi) there is no proceeding pending (or notice of such proceeding received by one or more Borrowers) for the total or partial condemnation of, or affecting, the Properties or Improvements.

8.29Properties and Improvements.   Borrowers represent and warrant to Lender that (i) all of  the Improvements which were included in determining the appraised value of the Properties, excepting only such Improvements which lie on U. S. Government land adjoining the Property owned by L.B.O. Holding, Inc., lie wholly within the boundaries and building restriction lines of the Properties, and  except as shown on the surveys identified in Disclosure Schedule 8.29 , no improvements on adjoining properties encroach upon the Properties or Improvements, and no easements or other encumbrances, except those which are insured against by title insurance, encroach upon any of the Improvements so as to affect the value or marketability of the Properties and (ii) the Properties are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining properties or improvements not constituting a part of such lot or lots, and no other properties or improvements are assessed and taxed together with the Properties and Improvements or any portion thereof.  Borrowers agree that if the Properties and Improvements are not taxed and assessed as one or more tax parcels exclusive of all other real property, the “taxes” will include all taxes, assessments, water raters and sewer rents now or hereafter levied, assessed or imposed against all other property, whether or not owned by a Subsidiary Borrower, that is taxes and assessed as part of any tax parcel that includes all or any portion of the Properties or Improvements.

8.30Pending Matters.  There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Borrowers’ knowledge and belief, threatened or contemplated against any Borrower or any of the respective Subsidiary Borrowers’ Properties and Improvements or against any portion of the Collateral , other than routine litigation against one or more Borrowers which is not expected to have a Material Adverse Effect on the business or financial condition of any of the Borrowers and any litigation disclosed on Disclosure Schedule 8.30.

8.31Collateral.Borrowers represent and warrant to the Lender that to each Borrower’s knowledge and belief, the Collateral is, and Borrowers covenant and agree to cause the Collateral at all times to remain, in compliance with all statues, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Collateral.

8.32Management of the Collateral.   Except as set forth on Disclosure Schedule 8.32, as of the date of this Agreement, (i) the collateral is being managed by the Borrowers, and (ii) no fee is paid to any party for the management of the Collateral. Borrowers further covenant and agree that any time during the term of the Obligations, Borrowers enter into an agreement for the management of the Collateral or pay a fee for management of the Collateral, (A) Borrowers shall first obtain Lender’s written approval of the property manager (the “Manager”) and property management agreement (“Management Agreement”) and (b) the Manager shall not entitled to receive compensation for its services conducted in connection with the Collateral in excess of 3% of gross rental income collected from the Collateral..  At the time a Management Agreement is in place with respect to the Collateral, the following provisions of this Section shall apply:   the fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Agreement and the Manager shall attorn to Lender. Borrowers shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of  the Collateral with Manager or any other party without the express prior written consent of Lender, which consent shall not be unreasonably withheld, provided, however, that Borrowers shall be permitted to renew any such Management Agreement in accordance with its existing terms as of the date hereof without the requirement of the Lender’s consent.  If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute a Manager’s Consent and Subordination of Management Agreement in form and substance acceptable to Lender.  Borrowers shall reimburse Lender on demand for all of Lender’s actual out-of-pocket costs incurred in processing Borrowers request for consent to new property management arrangements.

8.33No Defaults.    Borrowers are not in default under any material contract, lease or commitment to which one or more of them is a party or by which one or more of them is bound, nor do Borrowers know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on one or more Borrowers.

8.34Employee Matters.  To the best of Borrowers’ knowledge after making due inquiry, there are no controversies pending or threatened between one or more Borrowers and any of their employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on one or more Borrowers, and Borrowers are in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on one or more Borrowers.

8.35Non-Foreign Status.   Each Borrower’s U.S. Taxpayer Identification Number is on file with the Lender.   No Borrower is not a “foreign person” within the meaning of Code Sections 1445 and 7701 and the regulations promulgated thereunder.  Borrowers understand the foregoing information may be disclosed to the Internal Revenue Service by Lender, its agents, successors and assigns, and that any false statement could be punished by fine, imprisonment or both.

9.BORROWER’S AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains Lender’s express prior written consent waiving or modifying any of Borrowers’

covenants hereunder in any specific instance, Borrowers covenant and agree as follows:

9.1Maintenance of Records.Each Borrower shall at all times keep accurate and complete in all material respects books, records and accounts with respect to each Borrower’s business activities, in accordance with GAAP and sound accounting practices.  Borrowers shall keep all such books, records and accounts at their respective principal offices as specified herein.

9.2Appointment and Maintenance of Borrowers’ Representative.  Each Subsidiary Borrower hereby appoints and will continue to appoint Peak as their Borrowers’ Representative until payment and satisfaction in full of all Obligations and the termination of this Agreement.

9.3Reporting and Notice Requirements.

(a)Quarterly Financial Statements.  A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Peak, unaudited consolidated balance sheets of Peak and its consolidated subsidiaries as of the end of that Fiscal Quarter and related statements of income, shareholder’s equity and cash flow for such Fiscal Quarter each prepared on an comparative basis with the comparable period during a prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail.

A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Peak, unaudited balance sheets of each Subsidiary Borrower as of the end of that Fiscal Quarter and related statements of income, shareholder’s equity and cash flow for such fiscal Quarter each prepared on an comparative basis with the comparable period during a prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail.

(b) Annual Financial Statements.   A Responsible Officer of Borrowers’ Representative shall furnish to Lender, as soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year of Peak, a complete copy of the annual audit report of Peak and its consolidated subsidiaries (including without limitation, all consolidated financial statements thereof and the notes thereto) for that Fiscal Year; (i) audited and certified (without qualification as to GAAP) by RSM US LLP or other independent public accountants of recognized regional standing qualified to perform audits and report thereon for publically held companies selected by Peak and reasonably acceptable to the Lender, and (ii) accompanied by the accountant’s management report and any management letters relating thereto, if any, and an opinion of such accountants, which opinion shall be unqualified as to scope or as to Peak being a going concern and shall (A) state that such accountants audited consolidated financial statements have been prepared in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Peak and its consolidated subsidiaries as at the end of such Fiscal year and the consolidated results of their operations and cash flows for such Fiscal year in conformity with GAAP and (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within sixty (60) days after the end of each Fiscal Year of Peak, unaudited  balance sheets of each Subsidiary Borrower as of the end of that Fiscal Year and related statements of income, shareholder’s equity and cash flow for such Fiscal Year each prepared on an comparative basis with the comparable period during a prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail.

(c)   Monthly Reports.  A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each calendar month, profit and loss statements for each Subsidiary Borrower (and each of their Properties).  Such statements shall be in form reasonably approved by Lender.

(d) Compliance Certificate.   A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, concurrently with the financial statements delivered in connection with Sections 9.3 (a) and (b), and from time to time as Lender may request, a certificate of the chief financial officer of the Borrower Representative, in form and content satisfactory to Lender (a “Compliance Certificate”), setting forth the computations necessary to determine whether the Subsidiary Borrowers are in compliance with the financial covenants set forth in Section 9.4 of this Agreement and certifying that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of Peak and the Subsidiary Borrowers subject in the case of unaudited financial statements, to normal year-end audit adjustments and (b) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrowers’ intentions with respect thereof.

(e)Tax Returns. A Responsible Officer of Peak shall furnish to the Lender, within forty-five (45) days of the filing thereof, a copy of Peak’s annual local, state and federal tax returns.

(f)Notices.   A Responsible Officer of Borrowers’ Representative will give the Lender prompt written notice whenever (and in any event within three (3) Business Days after):  (a) any Borrower receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which would reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, (ii) the IRS or any other federal, state or local taxing authority shall allege any default by any Borrower in the payment of any tax material in amount of shall threaten or make any assessment in respect thereof which, if resulting in a determination adverse to such Borrower, would reasonably be expected to have or result in a Material Adverse Effect, (iii) any litigation proceeding shall be brought against any Borrower before any court or administrative agency which would reasonably be expected to have or result in a Material Adverse Effect, (iv) any material adverse change or development in connection with any such litigation proceeding, or (v) the chief financial officer of Peak reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

(g)Stockholder Notices.  As soon as available, a Responsible Officer of Peak officer shall furnish to the Lender, (i) a copy of each financial statement, report, notice or proxy statement sent by any Borrower to its stockholders in their capacity as stockholders and (ii) a copy of each regular, periodic or special report, registration statement or prospectus filed by any Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency.

(h)Notice of Default under ERISA. If any Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, the Borrowers’  Representative shall notify the Lender of the occurrence of such Default under ERISA, within three (3) Business Days after receiving such notice or obtaining such knowledge and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, such Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of such Borrower or its subsidiaries that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Lender a current consolidated balance sheet of such Borrower with the amount of the current liability referred to above.

(i)Environmental Reporting. The Borrowers’ Representative shall promptly deliver to the Lender, and in any event within three (3) Business Days after receipt or transmittal by any Borrower  copies of all material communications with any government or governmental agency relating to Environmental Claims and all material communications with any other Person relating to Environmental Claims brought against such Person which could, in either case, if successfully brought against such Borrower, reasonably be expected to result in a Material Adverse Effect.

(j)Multiemployer Plan Withdrawal Liability.   Each Borrower shall (i) once in each calendar year request a current statement of withdrawal liability from each Multiemployer Plan to which any Borrower or any ERISA Affiliate is or has been obligated to contribute during such year and (ii) within fifteen (15) days after such Borrower receives such current statement, transmit a copy of such statement to the Lender.

(k)Other Information. A Responsible Office of Borrowers’ Representative shall furnish to the Lender, promptly upon the Lender's written request, such other information about the financial condition, properties and operations of the Borrowers and any of their Employee Benefit Plans as the Lender may from time to time reasonably request.

(l)Financial Disclosure Authorization.    Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Lender copies of any of such Borrower's financial statements, trial balances or other accounting records of any sort in its accountant's or auditor's possession, and to disclose to the Lender any information its accountant or auditor may have concerning any Borrower's financial status and business operations; provided that prior to the occurrence and continuance of an Event of Default, the Lender shall not request any of the forgoing from such accountants or auditors until at least 5 days after making such request from the Borrowers. Each Borrower hereby irrevocably authorizes all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise.

9.4Affirmative Covenants.

(a)Corporate Existence.  Each Borrower shall at all times maintain its corporate existence, rights and franchises, maintain its good standing in the jurisdiction of its organization, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

(b)Financial Records.  Each Borrower shall keep at all times true and proper books of record and account in which true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs.  Without limiting the generality of the foregoing, each Borrower shall make with respect to its Accounts, appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

(c)Compliance with Law.Each Borrower will comply in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Law to the extent addressed in Section 9.4 (d) of this Agreement) and every lawful governmental order, including, without limitation Section 215(a)(1) of the Fair Labor Standards Act; provided, however, that any alleged non-compliance shall not be deemed to be a violation of this Section 9.4 (c) so long as such noncompliance by such Borrower has not resulted or would not reasonably be expected to result in a Material Adverse Effect and the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, any enforcement action, and such Borrower has established appropriate reserves and taken such other appropriate measures as may be required under GAAP.

(d) Compliance with Environmental Laws. Each Subsidiary Borrower will use and operate its respective facilities and properties in compliance with Environmental Laws, which when taken singly or with all other such obligations (including all liabilities and claims relating to Environmental Laws), does not result or could not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary Borrower will keep all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect. Neither Peak or a Subsidiary Borrower shall suffer to exist an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect. To the extent the laws of the United States or any state in which property, leased or owned, of any Subsidiary Borrower provide that a Lien on the property of such Subsidiary Borrower may be obtained for the removal of Polluting Substances that have been released, no later than sixty (60) days after notice is given by the Lender to the Borrowers’ Representative, a Responsible Officer of  Borrowers’ Representative shall deliver to the Lender a report issued by a qualified, third party environmental consultant selected by such Subsidiary Borrower and approved by the Lender as to the existence of any Polluting Substances located on or beneath the specified property leased or owned by such Subsidiary Borrower. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to a Lien or (ii) requires removal to safeguard the health of any Person, such Subsidiary Borrower  and Peak shall remove, or cause to be removed, such Lien and such Polluting Substance at such Subsidiary Borrower's and Peak’s expense; provided, however, that if the property is leased from a third-party landlord, and the Lender determines in its sole discretion (A) that such landlord is obligated to remove, or cause to be removed, such Lien and such Polluting Substance and (B) that no Borrower has any liability for such removal, then such Subsidiary Borrower and Peak shall not be so obligated.

(e) Properties. Subject to Section 9.5 of this Agreement, each Borrower shall maintain, in all material respects all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear accepted, and shall refrain from wasting or destroying any such assets or any part thereof.

(f)Use of Proceeds.   The proceeds of any advance shall be used solely as provided Section 2.18 herein.

(g)Compliance with Terms of All Material Contracts.   Each Borrower shall perform and observe all material terms and provisions of each of the Material Business Agreements and the Material License Agreements to which it is a party except those which are subject to a good faith dispute provided such dispute shall not reasonably be expected to result in a Material Adverse Effect.  Each Borrower shall maintain each such Material Business Agreement and Material License Agreement in full force and effect, and enforce, to the extent that such Borrower, in its reasonable judgment, determines to be appropriate, each such Material Business Agreement and Material License Agreement in accordance with its terms.

(h)Taxes. Each Borrower shall pay in full prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims therefor which, if unpaid, could reasonably be expected to result in a Lien upon its property (other than Liens permitted by Section 9.5(d)); provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (ii) appropriate reserves, as required by GAAP, are made on the books of such Borrower, as applicable.

(i)Insurance.  Peak shall, on the Closing Date and within five (5) Business Days of the request of Lender thereafter, provide evidence satisfactory to Lender that each Borrower has in force the insurance required by Section 3.1 (p) hereof and the other Loan Documents, with the Lender listed as loss payee and additional insured (as applicable), and all other insurance required under the other Loan Documents.

(j)License to Third Parties.   Except as disclosed in Disclosure Schedule 9.4 (j), no Borrower:  (i) has any existing license agreement as licensor with respect to Intellectual Property of such Borrower, and (ii) will execute any license agreement as licensor with any Person with respect to any such Intellectual Property that does not provide that (A) upon an Event of Default and the acceleration of the Obligations, such license agreement shall, upon the written request of the Lender, terminate and (B) such agreement may only be amended as to material terms thereof with the express written consent of the Lender, such consent not be unreasonably withheld or delayed.

(k)Movement of Local Deposits to Lender.   Each Subsidiary Borrower may maintain a bank depository account with a state or federally chartered commercial bank nearby to a Borrower’s primary business location (“Local Bank”), provided, however, no Borrower shall have any outstanding Indebtedness with such Local Bank nor shall a Borrower have guaranteed the payment of any Indebtedness of a third party to such Local Bank.   Each Local Bank shall be listed on Disclosure Schedule 9.4 (k).  A Responsible Officer of Borrowers’ Representative shall promptly but in no event less than two Business Days after a change of Local Bank advise Lender, in writing, of any such change and

provide the name, address and relevant account information for the substitute Local Bank.   Subsidiary Borrowers shall cause all deposits made into the Local Bank(s) to be electronically transferred to Lender not less than once every two weeks during the ski season to thereafter be deposited in the respective Subsidiary Borrower’s deposit accounts with Lender.  Each Subsidiary Borrower may maintain a minimum balance with each Local Bank such that each Subsidiary Borrower can maintain a bank account at the Local Bank.

(l)Debt Service Coverage.   Borrowers shall maintain a minimum Debt Service Coverage Ratio of 1.25 to 1 measured on a Fiscal Year basis.  A Responsible Officer of Borrowers’ Representative shall, within fifteen (15) calendar days after the close of Borrowers’ fiscal year, and at such additional times reasonably requested by Lender, provide Lender with a certificate in form and substance satisfactory to Lender, setting forth Borrowers’ calculation of the Debt Service Coverage Ratio with sufficient detail attached to enable Lender to verify such calculation.

(m)Depository Accounts.  Borrowers shall, within a reasonable time following the Closing hereunder, but in no case longer than fourteen days following the Closing hereunder, move their depository relationship accounts to the Lender and maintain said accounts at Lender until such time as the Borrowers’ obligations hereunder have been satisfied.

(n)Debt Service Reserve Agreement.  Peak shall be in compliance with its requirements under Section 11.4 (a) of the Master Credit Agreement and the referenced Debt Service Reserve Agreement by and among the parties to the Master Credit Agreement, all as referred to in Section 11.4 (a) of the Master Credit Agreement, as amended from time to time.

(o)Debt Service Reserve Account. Concurrently with the execution of this Agreement, Borrowers shall open and maintain a debt service reserve account with Lender (“Reserve Account”).  On each of January 31, 2018, February 28, 2018, and March 31, 2018, Borrowers shall deposit with Lender in the Reserve Account an amount specified by the Lender and equal to one-third (1/3) of the aggregate annual interest payments required hereunder or under the Loan Documents (the “Required Deposit”) as estimated by Lender.  Lender reserves the right to increase or decrease the Required Deposit, in its sole discretion, based upon increases or decreases, from time to time, of the outstanding balance of the Obligations or the Interest Rate and to require additional deposits into the Reserve Account based on such increases from time to time.  Borrowers hereby grant to Lender a security interest in the Reserve Account to secure the Obligations.  The Reserve Account, which shall be separate from Borrowers’ Depository Accounts, shall be maintained at the required level until such time as the Borrowers’ Obligations hereunder have been satisfied.

(p)Compliance with Forest Service Permit.   L.B.O. Holding, Inc. shall remain in compliance with all terms and conditions of the Forest Service Permit.

(q)Compliance with Lease Terms.   Each Subsidiary Borrower that operates a ski resort benefited by a written lease of real property shall remain in compliance with each and every term of such Lease until all Obligations hereunder have been satisfied.  Not less than once per year and at such times as Lender may request in writing, a Responsible Officer of Borrowers’ Representative shall certify to the Lender in writing, in form and substance, satisfactory to Lender that each Subsidiary Borrower is in compliance with each and every term of the each of the said leases.

(r)Working Line Revolving Loan Balance.  Borrowers shall maintain a zero balance on the Working Line Revolving Loan for a period of thirty (30) consecutive days at any time during the term of the Working Line Revolving Loan.

9.5Negative Covenants.

(a) Consolidation, Merger, Sale and Purchase of Assets.  No Borrower shall (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase all or substantially all of the assets and business of another Person; or (iii) except as set forth in a Disclosure Schedule, lease as lessor, sell, sell-lease-back, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); provided, however, that:

(A) Any Borrower may sell or otherwise dispose of Inventory in the ordinary course of its business;

(B) Any Borrower may sell or otherwise dispose of its Equipment that (x) is obsolete, worn-out, unnecessary or no longer used or useful in such Borrower’s business or (y) is sold or otherwise disposed of in the ordinary course of business.

(C) Any Borrower may sell, lease-back or otherwise transfer its real property with the prior written express consent of Lender, and

(D) Any Borrower may acquire another Person, or substantially all of the assets of another Person, pursuant to a transaction or series of transactions in which the purchase price paid by such Borrower consists of stock issued by Peak, proved that (A) such acquisition does not otherwise result in a default under this Agreement or any other Loan Document and (b) immediately following the consummation of such transaction and after giving pro forma effect to such transaction, Borrowers’ Leverage Ratio is not greater than 65%.

(b) Credit Extensions; Prepayments.  No Borrower shall (i) make any prepayments or advance payments in respect of the Indebtedness except as expressly allowed hereunder and under the other Loan Documents, (ii) loan any money to, assume any Indebtedness of or any other obligation of, or undertake any Guaranty Obligations with respect to the Indebtedness of, any other Person, except:

(E) Any Borrower may endorse checks, drafts, and similar instruments for deposit or collection in the ordinary course of business;

(F) Any Borrower may renew, extend, refinance and refund Indebtedness as expressly permitted herein; and

(G) Peak may make loans or advances to Persons so long as the aggregate outstanding amount of all such loans and advances does not exceed One Hundred Thousand Dollars ($100,000.00).

2.2 Indebtedness. No Borrower shall create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind or be or become a guarantor of or 42 otherwise undertake or assume any Guaranty Obligation with respect to any Indebtedness of any other Person; except, that this Section 9.5 (c) shall not prohibit:
(i) The Obligations;
(A) Ordinary course trade accounts payable or customer deposits;
(B) The Indebtedness shown on the Disclosure Schedule 9.5(c)(iii);
(C) Indebtedness secured by a Lien permitted by clauses (viii), (xi), (xiii) or (xiv) of Section 9.5 (d) hereof;
(D) Any Indebtedness extending the maturity of, refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under this Section 9.5 (c);
(E) Indebtedness of any Borrower consisting of its Guaranty of the Obligations of one or more of any subsidiary of a Borrower (to the extent that such subsidiary is not itself a Borrower hereunder);
(F) Subordinated Indebtedness;

(G) Unsecured Indebtedness not otherwise permitted under Section 9.5(c) of this Agreement, provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed Three Million Dollars ($3,000,000.00);

(H) Indebtedness with respect to payments by any Borrower of insurance premiums on an installment basis, in the ordinary course of business; or

(I) Peak from assuming Guaranty Obligations with respect to Indebtedness of its Subsidiaries, to the extent the same does not result in a violation of this Agreement and/or a violation of the provisions of the Section 11.4 of the Master Credit Agreement.

(d) Liens, Leases.   No Borrower shall (i) acquire or hold any assets or property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, except for assignments of defaulted Accounts without recourse for purposes of collection in the ordinary course of business, (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien or (iv) lease as lessee ay personal or real property under any operating lease; provide, however, that this Subsection shall not prohibit:

(i) Any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 9.4 (h);

(ii)Any deposit or cash pledges securing only workers’ compensation, unemployment insurance or similar obligations (other than liens arising under ERISA) in the ordinary course of business;

(iii)Any materialmen’s mechanic’s carrier’s, landlord’s or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Lender has been notified of any such contest and adequate reserves are maintained by such Borrower for their payment.

(iv) Zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to any real property of any Borrower, in all such cases having no effect which is materially adverse as a practical matter on the ownership use or any such Property in question, as such Property is used in the ordinary course of business by such Borrower.

(v)Any Lien which arises in connection with judgments or attachments (1) the occurrence of which does not constitute an Event of Default under Section 10 herein, (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) which is junior in priority to the Liens of the Lender securing the Obligations from time to time outstanding.

(vi)Deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for Borrowed Money arising in the ordinary course of business.

(vii) Any Lien in favor of the Lender created pursuant to the Loan Documents.

(viii)In the case of Peak, any lien created in favor of EPT Ski Properties, Inc. and EPT Mount Snow, Inc.

(ix)In the case of Peak, in addition to the operating leases permitted by Section 11.3 (d) (I) under the Master Credit Agreement, any other operating lease entered into by Peak as lessee; provided; however, that the scheduled rental payments in respect of such leases of Peak, when taken together with all such leases of Peak shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate during any calendar year;

(x)Any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business;

(xi)Any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in connection with the purchase of personal property; provided, however, that (x) the Lien is confined to the personal property in question, (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens does not at any time exceed in the case of Peak Five Hundred Thousand Dollars ($500,000.00) or in the case of a Subsidiary Borrower the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

(i) Security deposits to secure the performance of operating leases and deposits received from customers, in each case in the ordinary course of business.

(J) Liens securing the replacement, extension or renewal of any Indebtedness permitted to be refinanced by this Agreement so long as such Lien is upon and limited to the same property previously subject thereto; or

(K) Any existing Lien expressly and fully disclosed in a Disclosure Schedule hereunder.

In addition, no Borrower shall enter into any contract or agreement with any Person that would prohibit the Lender from acquiring a security interest, mortgage, or other Lien on, or a collateral assignment of, any of the property or assets of any Subsidiary Borrower, (except for the restrictions contained herein relating to permitted purchase money liens or Capitalized Leases so long as the restrictions under such agreements and Capitalized Leases are only with respect to the purchased or leased assets and the proceeds thereof.)

(e)Investments. No Borrower shall (i) make or hold any investment in any common stocks, bonds or securities of any Person, or make any further capital contribution to any Person, other than (x) the common stock of any Subsidiary and the capital contributions therein or (y) notes or securities issued by a customer or account debtor of such Borrower as security for any Account or (ii) be or become a party to any joint venture or other partnership, provided, however, that such Borrower may hold cash in its Deposit Accounts.

(b) Capitalized Leases. The Subsidiary Borrowers shall not permit their total aggregate payments under all Capitalized Leases to exceed Two Hundred Fifty Thousand Dollars $250,000.00 in any calendar year.

2.3 Distributions. No Borrower shall make nor commit itself to make any Distribution to its shareholders or members at any time, except that such Borrower may declare and pay cash dividends to its shareholders or members so long as no Potential Default or Event of Default shall exist immediately prior to or shall result from giving effect to any such dividend.

2.4 Change in Nature of Business. No Borrower shall make any material change in the nature of its business as carried on at the date hereof; provided, however, that operation of complementary lines of business shall not be deemed to be a change in the nature of business.

2.5 Charter Amendments. No Borrower shall amend any of its Charter Documents if such amendment would conflict with this Agreement or cause a Potential Default under this Agreement.

2.6 Compliance with ERISA.  No Borrower shall: (i) engage in any transaction in connection with which such Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of Section 4041(e) of ERISA), which could reasonably be expected to result in any liability of such Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, such Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting (A) has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000); (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401 (a) and 501 (a) of the Code; provided, however, that such termination shall not be deemed to have violated this clause (ii) unless (A) the value of any benefit liability (as defined in Section 4001(a)(16) of ERISA) upon the termination date of any such terminated defined benefit pension plans of the Borrowers, such Subsidiaries, and their ERISA Affiliates exceeds the then current value (as defined in Section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of Fifty Thousand Dollars ($50,000), or (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against the Borrowers or the Subsidiaries thereof in an amount exceeding Fifty Thousand Dollars ($50,000); or (iii) if such Borrower or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in Item 10.12 of the Disclosure Schedule), effect a complete or partial withdrawal such that such Borrower, any such Subsidiary, or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided, however, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) unless (A) the amount of the payment by such Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against any or all of the Borrowers or the Subsidiaries thereof in an amount exceeding Fifty Thousand Dollars ($50,000).

(k)Regulation U Compliance; Compliance with Law.  No Borrower shall use any portion of the proceeds of the Loans in violation of any requirement of Law, including Regulation U, and/or of the terms and conditions of this Agreement.

(l)Accounting Changes.  No Borrower shall make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by GAAP or as required by applicable Law, in each case as to which the Borrowers’ Representative shall have delivered to the Lender prior to the effectiveness of any such change a report prepared by the Borrowers’ Representative describing such change and explaining in reasonable detail the basis therefor and effect thereof.

(m)Arm's-Length Transactions.  No Borrower will enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of such Borrower or such subsidiaries except in the ordinary course of the business of such Borrower or such subsidiaries and upon fair and reasonable terms not less favorable to such Borrower or such subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates.

9.6Financial Covenants.

(a)     Consolidated Fixed Charge Coverage Ratio.  Borrowers shall, within 45 days after the end of each Fiscal Year of Borrowers, provide Lender with all information necessary for Lender to determine Borrowers' Consolidated Fixed Charge Coverage Ratio on an annual basis as provided in the Master

Credit Agreement. In the event Borrowers' Consolidated Fixed Charge Ratio, tested quarterly by Lender on a rolling four quarter basis and certified to Lender by a Responsible Officer of Borrowers’ Representative, falls below a ratio of  1.50:1.0, Borrowers shall, within thirty (30) days after the date of determination thereof, increase the Debt Service Deposits (as defined in the Debt Service Reserve Agreement) from one-third (1/3) of the next calendar year's twelve (12) months of Lease Payment Obligations and Debt Service Payments (as those terms are defined in the Debt Service Reserve Agreement) to add an additional three (3) months' worth of Lease Payment Obligations and Debt Service Payments, so that at least three (3) months of Lease Payment Obligations and Debt Service Payments are maintained in the Debt Service Reserve at all times. In the event that Borrowers' Consolidated Fixed Charge Ratio, tested quarterly by Lender on a rolling four quarter basis and certified to Lender by Borrowers, falls below 1.25:1.0, then each Borrower shall, immediately after the date of determination, be restricted from paying any dividend, distribution, or other similar payment to any shareholder or other equity holder until such Consolidated Fixed Charge Ratio rises above 1.25:1.0.

(b)Leverage Ratio. Borrowers shall, within thirty (30) days after the end of each Fiscal Quarter, provide Lender with all information necessary for Lender to determine Borrowers' Leverage Ratio on a quarterly basis. In addition, prior to incurring any additional Indebtedness, Borrowers shall provide Lender with a forward-looking compliance certificate setting forth the impact of the proposed borrowing on its Leverage Ratio and verifying that the Leverage Ratio will not, as a result of such additional Indebtedness, exceed 65%. Borrowers shall not incur additional Indebtedness at any time during which Borrowers' Leverage Ratio shall be in excess of 65% either immediately prior to, or as a result of the incurrence of such additional Indebtedness.

10.EVENTS OF DEFAULT.  Any one or more of the following shall constitute a Default or Event of Default hereunder and under any Loan Documents.

10.1Payment.  Failure by any Borrower (a) to make payment of principal on the Notes when due or (b) pay any interest on the Obligations when due to the extent such failure is not remedied in seven (7) Business Days after notice of the existence of such failure; or (c) to pay any other Obligation when required to be paid hereunder to the extent such failure is not remedied within seven (7) Business Days after notice of the existence of such failure; or

10.2Non-Monetary:  Failure by any Borrower to cure a non-monetary default to the extent such failure is not remedied within fifteen (15) Business Days after notice of the existence of such default; or

10.3Representations and Warranties.   Any warranty or representation made or deemed made by any Borrower in respect of any Borrower in this Agreement, any other Loan Document or any certificate furnished at any time in compliance with this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed made; or

10.4Reporting and Notice Provisions:  Violation of General Covenants.   Failure by any Borrower in any material respect to perform, keep or observe any other provision, condition or covenant contained in this Agreement (except for those provisions, terms or conditions referenced in Sections 10.1, 10.2 and 10.4 of this Agreement) that is required to be kept or observed by such Borrower and such failure shall continue without remedy for a period of fifteen (15) days; or

10.5Violation of Certain Specific Covenants.  Failure by any Borrower to perform, keep or observe any other term, provision, condition, or covenant set forth in this Agreement and/or the other Loan Documents; or

10.6Failure to Operate.  If Borrowers fail to continuously operate the improvements on the Properties or any material portion thereof, as ski resorts and related purposes, other than temporary cessation in connection with making repairs and renovations pursuant to the terms of this Agreement or with the prior written consent of the Lender; or

10.7Default Under Other Loan Documents.   An event of default under any other Loan Document or any failure by any Borrower to comply with, keep or perform any of its undertakings, covenants, agreements, conditions or warranties under any of the other Loan Documents (after the giving of any required notice and expiration of any applicable cure period); or

10.8Cross-Default.  (i) Failure of Peak to make any payment on any Indebtedness of Peak having a principal amount in excess of Two Hundred Thousand Dollars ($200,000.00) when the same shall have become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) the occurrence of any other event or the existence of any condition under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) the declaration of any such Indebtedness to be due and payable, or the requiring of any such Indebtedness to be prepaid or repurchased (other than by a regularly scheduled required payment), prior to the stated maturity thereof, or (iv) default by any Borrower in respect of any Material Business Agreement or any Material License Agreement where such default (A) would permit the other party or parties to such agreement to terminate such agreement and (b) has resulted or could reasonably be expected to result in a Material Adverse Effect; (v) default by any Borrower  or an Affiliate or Subsidiary of any of the Borrowers with respect to any Material Indebtedness; or

10.9Default Under Mad River Lease.   The existence of an event of default or other analogous condition under the Mad River Lease; or

10.10Destruction of Collateral.   The loss, theft damage or destruction of any portion of the Collateral having an aggregate value in excess of One Hundred Thousand Dollars ($100,000.00), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim (excluding any loss of Intellectual Property by reason of abandonment where such abandonment is undertaken in good faith, pursuant to prudent business practice and such abandonment would not reasonably be expected to result in a Material Adverse Effect; or

10.11Material Adverse Effect; Change of Control.  The occurrence of any Material Adverse Effect or the occurrence of any Change of Control; or

10.12Termination of Existence.  The dissolution or termination of existence of any Borrower, but only the extent not otherwise expressly permitted hereunder; or

10.13Failure of Enforceability of this Agreement, Loan Document; Security.   If: (a) any covenant, material agreement or any Obligation of any Borrower contained in or evidenced by this Agreement or any other Loan Document shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) any Borrower shall deny or disaffirm its obligations under this agreement or any other the other Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Lender granted in this Agreement or any of the other Loan

Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Lender pursuant to this Agreement or any other Loan Document shall be determined to be unperfected except in connection with sales of Inventory in the ordinary course of business of one or more Borrowers; or

10.14ERISA.  If; (a) any Borrower is required to make or could reasonably be expected to be required to make, a contribution as part of a termination of an Employee Benefit Plan the payment of which, when taken together with all like termination payments suffered by such Borrower either has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, or (b)  such Borrower fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

10.15Judgments.  Any money judgment, writ or warrant of attachment or similar process involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of One Hundred Thousand Dollars ($100,000.00), to the extent not insured by an insurance carrier which has acknowledged coverage in an amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim, is entered or filed against any Borrower thereof or against any of their respective assets and is not released, discharged, vacated, fully bonded or stayed within forty-five (45) days after such judgment, writ or warrant of attachment or similar proceedings entered; or

10.16Forfeiture Proceedings.  An adjudication against any Borrower in any criminal proceedings requiring such Borrower’s forfeiture of any asset; or

10.17Financial Impairment.   The Financial Impairment of any Borrower.

10.18Bankruptcy or Similar Proceedings.  The commencement of any proceedings in bankruptcy by or against Borrower or for the liquidation or reorganization of Borrower, or alleging that Borrower is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of Borrower’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Borrower; provided, however, that if such commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Lender shall have no obligation to make any advance under the Revolving Loan to Borrower during such sixty (60) day period, or earlier, until such appointment is revoked or such proceedings are dismissed.

10.19Appointment of Receiver.  The appointment of a receiver or trustee for Borrower, for any of the Collateral or for any substantial part of Borrower’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of Borrower which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against a Borrower is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings, though Lender shall have no obligation to make any advance under the hereunder during such thirty (30) days period, or earlier, until such appointment is revoked or such proceedings are dismissed.

3. 11.REMEDIES UPON AN EVENT OF DEFAULT.

11.1Upon the occurrence of an Event of Default described in Section 10 hereof, the Lender may and, without presentment, demand or notice of any kind all of which are hereby expressly waived by the Borrowers, declare all of the Obligations due or to become due from the Borrowers to the Lender and the Lender, whether under this Agreement, the Notes or otherwise, immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary.

11.2If an Event of Default occurs, then, in each and every such event, Lender shall have the following rights and remedies:

(a)With respect to the Collateral, the Lender shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law.  The Lender shall have all other legal and equitable rights to which it may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents.

(b)After the Obligations shall have been declared by the Lender to be or shall have otherwise hereunder become immediately due and payable, the Lender may, in its sole discretion, exercise the following rights and remedies to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement or any other Loan Document.

(c)the Lender shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrowers, at the Borrowers’ expense, to assemble the Collateral and make it available to the Lender at such facilities of one or more Borrowers as the Lender shall designate or (ii) enter any of the premises of any Borrower or wherever any Collateral shall be located and to keep and store the same on such premises until sold.  If the premises on which the Collateral is located is owned or leased by any Borrower, then such Borrower shall not charge the Lender for storage of such Collateral on such premises.

(d)The Lender shall have the right to foreclose the Liens created under this Agreement and any other Loan Document or under any other agreement relating to the Collateral or the Properties.

(e) Without inquiring into and without respect to the to the validity thereof, to pay, settle, or compromise all existing bills and claims which may be Liens, or to avoid such bills and claims becoming Liens, against the Collateral or any portion thereof, or as may be necessary or desirable for the clearance of title to the Collateral;

(f)Prosecute and defend actions or proceedings in connection with the Collateral;

(g)To do any and every act which a Borrower might do in its own behalf with respect to the Collateral, it being understood and agreed that this power of attorney is a durable power of attorney and shall be a power coupled with an interest and cannot be revoked;

(h)Pursue collection of, receive and issue receipts therefor, any amount due to a Borrower;

(i)Terminate any of Lender’s obligations to one or more Borrowers;

(j)Without notice, demand or legal process of any kind impose the Default Rate with respect to any Obligations, and/or take possession of any or all Collateral;

(k)Borrowers having recognized that if one or more Borrowers fails to perform, observe or discharge any of its Obligations under this Agreement or other Loan Documents, no remedy at law will provide adequate relief to Lender, and each Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(l)Each Borrower having acknowledged Lender’s right to possession of the Collateral, each Borrower agrees that any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

11.3Application of Collateral; Application of Liquidation Proceeds.   If an Event of Default shall occur and be continuing, the Lender, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall, without notice, at any time, appropriate and apply to the Obligations all monies received with respect to any and all Collateral of the Borrowers in the possession of the Lender as follows:

(a)First, to the payment of all expenses (to the extent not otherwise paid by the Borrowers) incurred by the Lender in connection with the exercise of such remedies, including without limitation, all reasonable costs and expenses of collection, including but not limited to any bankruptcy court proceeding, reasonable documented attorney fees, court costs and any foreclosure expenses, including without limitation all costs and expenses incurred in connection with the enforcement and foreclosure of the mortgage liens created by the instruments identified in Section 3 herein;

(b)Second, to the payment of any fees then accrued and payable to the Lender under this Agreement;

(c)Third, to the payment of interest then accrued on the Obligations;

(d)Fourth, to the payment of the principal balance then owing on the Notes determined based on such outstanding and such deficiency; and

(e)Last, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

11.4Right of Lender to Make Advances to Cure Defects.  In the event that one or more

Borrowers shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to) perform any such covenants and agreements, and any amounts expended by Lender in so doing shall constitute additional Obligations payable on demand evidenced and secured by the Loan Documents.

11.5Right of Set-Off.  Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to any Borrower  (any such notice being expressly waived by Borrowers) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender and any and all other indebtedness at any time owing by Lender to or for the credit or account of a Subsidiary Borrower against any and all of Borrowers’ Obligations irrespective of whether or not Lender shall have made any demand hereunder or under any of the other Loan Documents and although such obligations may be contingent or un-matured.  Lender agrees to promptly notify Borrowers’ Representative after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Lender under this Section are in addition to any other rights and remedies (including without limitation, other rights of set-off) which Lender may have.  Nothing contained in this Agreement or any other Loan Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against a Borrower(s) unrelated to this Agreement or the other Loan Documents.  Lender’s failure to exercise this right of set-off shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

11.6Authority to Execute Transfers.  Without limitation of any authorization granted to the Lender hereunder, each Borrower also hereby authorizes the Lender, upon the occurrence of an Event of Default which is continuing, to execute, in connection with the exercise by the Lender of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

11.7Limited License to Liquidate.  Each Borrower hereby grants to the Lender, for the benefit of itself and the Lender,: (a) a non-exclusive license or other right to use, without charge, all of such Borrower’s Intellectual Property (including all rights of use of any name or trade secret) as it pertains to the Collateral, in operations, advertising for sale and selling any Collateral and (b) to the extent permitted thereunder, all of such Borrower’s rights under all licenses and all franchise agreements, which shall inure to the Lender for the benefit of itself and the Lender without charge.

11.8Appointment of Attorney-in-Fact.  The Lender shall hereby have the right and each Borrower hereby irrevocably makes, constitutes, and appoints the Lender (and all officers, employees, or agents designated by the Lender) as its true and lawful attorney-in-fact and agent, with full power of substitution, from time to time following the occurrence of an Event of Default which is continuing and without assent by such Borrower: (a) to effectuate, in such Borrower’s name, such Borrowers’ obligations under this Agreement, (b) in such Borrower’s or Lender’s name: (i) to demand payment of the Accounts of such Borrower, (ii) to enforce payment of such Accounts, by legal proceedings or otherwise, (iii) to exercise all of such Borrower’s rights and remedies with respect to the collection of such Accounts and any other Collateral, (iv) to settle, adjust, compromise, extend, or renew such Accounts, (v) to settle, adjust, or compromise any legal proceedings brought to collect such Accounts, (vi) if permitted by applicable Law, to sell or assign such Accounts and other Collateral, (vii) to take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (viii) to prepare, file, and sign such Borrower’s name on a proof of claim in a bankruptcy against any Account Debtor or on any notice of Lien, assignment, or satisfaction of Lien in connection with such Accounts, (ix) to do all acts and things reasonably necessary, in the Lender’s good faith discretion, to fulfill such Borrower’s obligations under this Agreement, (x) to endorse the name of such Borrower upon any of the items of payment or Proceeds relating to any Collateral and applying the same to the Obligations, (xi) to endorse the name of such Borrower upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to such Accounts, such Borrower’s inventory and any other Collateral, (xii) to use such Borrower’s stationery and sign the name of such Borrower to verifications of such Accounts and notices thereof to Account Debtors, (xiii) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to such Accounts, such Inventory, and any other Collateral to which such Borrower has access, (xiv) to make and adjust claims under such policies of insurance insuring the Collateral, receive and endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies, and make all determinations with respect to such policies, and (xv) to notify the post office authorities to change the address for delivery of such Borrower’s mail to an address designated by the Lender, receive and open all mail addressed to such Borrower, and after removing all Collections, forward the mail to such Borrower; (c) to pay or discharge taxes or Liens levied against the Collateral; (d) to take all action necessary to grant the Lender sole access to any Lockbox or Deposit Account of such Borrower; (e) contact Account Debtors to pay any Collections to the Lockbox; (f) upon notice to the Borrower’s Representative, to commence and prosecute any suits, actions or proceedings (including arbitration actions) at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other right in respect of any Collateral; (g) upon notice to the Borrower’s Representative, to defend any suit, action, or proceeding (including arbitration actions) brought against the Borrower with respect to the Collateral; (h) upon notice to the Borrower Representative to settle, compromise or adjust any such suit, action or proceeding (including arbitration actions); (i) to sell, transfer, pledge, or make any agreement with respect to the Collateral; and (j) to do, at the Lender’s option and such Borrower’s expense, at any time, or form time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral.

Each Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The expenses of the Lender incurred in connection with the exercise of such power of attorney, together with interest thereon at the rate applicable under this Agreement, shall be payable by the Borrowers to the Lender on demand.

4. 12.INDEMNIFICATION AND RELEASE.

(a) Borrowers agree to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, its affiliates and subsidiaries, and each of their respective officers, directors, employees, attorneys (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, awards, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative, arbitration or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Notes or the use or intended use of the proceeds of the First Renewal Credit Facility  provided, however, that Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is in violation of any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable under this Agreement from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral.  The provisions of this Section 12 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

(b) Borrowers release Lender and its officers, directors, agents, successors and assigns, and attorneys from all liability, of every kind and nature arising out of any of Lender's actions or inactions up to the date hereof with respect to the making or administration of the Loan or the enforcement of any rights or remedies of Lender under the Loan.  If the Borrowers hereafter contest the foregoing waiver of liability, then the Borrowers will pay all costs of the Lender, including the Lender’s attorney fees, incurred by the Lender in enforcing such waiver. Borrowers will pay all costs of the Lender, including the Lender’s attorney fees, incurred by the Lender in enforcing this Agreement. This paragraph will survive the expiration or termination of this Agreement.

5. 13.NOTICES.

All written notices, requests or demands to or upon the respective parties hereto shall be sent by hand, by facsimile, by ordinary, certified or overnight mail, or overnight air courier service, in each case with all applicable charges paid or otherwise provided for, addressed in the case of Lender to Royal Banks of Missouri, 13171 Olive Blvd., St. Louis, Missouri 63141, attention:  President, facsimile number: (314) 212-1691, and in the case of a Borrower  to its principal place of business as set forth in Schedule 8.2 hereto or as otherwise directed by a Borrower in writing.  All notices, requests or demands shall be deemed to have been given or made on the date of delivery if delivered by hand, or by facsimile and on the next following date if sent by mail or by air courier service.

6. 14.CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN ST. LOUIS COUNTY, MISSOURI.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT

LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF MISSOURI, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Lender to accept this Agreement, Borrowers irrevocably agree that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF ST. LOUIS, STATE OF MISSOURI.  BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTY AND STATE.  BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH BORROWER, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  BORROWERS HEREBY WAIVE ANY RIGHT ONE OR MORE BORROWERS MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ONE OR MORE BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

7. 15.MODIFICATION AND BENEFIT OF AGREEMENT.

This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrowers or such other Person who is a party to such other Loan Documents and Lender.  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrowers, Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrowers may not sell, assign or transfer this Agreement, or the other Loan Documents or any portion thereof, including, without limitation, Borrowers’ rights, titles, interest, remedies, powers or duties hereunder and thereunder.  Borrowers hereby consent to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the other Loan Documents, or of any portion thereof, or participations therein, including, without limitation, its respective rights, titles, interest, remedies, powers and/or duties and agree that one or more of the Borrowers shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

8. 16.HEADINGS OF SUBDIVISIONS.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

9. 17.COUNTERPARTS.

This Agreement, any of the other Loan Documents, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

18. SEVERABILITY.All agreements and covenants contained herein are severable, and in the event any of them shall beheld to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreement(s) or covenants were not contained herein.

19.RELATIONSHIP.This Agreement shall not be construed as creating any partnership, joint venture or fiduciary relationship between the parties hereto.  All actions hereunder, all reports, inspections and reviews prepared or conducted by the Lender or its representatives, advisors and attorneys and all requirements hereunder are for the sole use, protection and benefit of Lender.  Each Borrower expressly acknowledges no provisions under this Agreement or action or inaction by Lender shall be construed as an assumption by Lender of any duty to protect the Borrowers.  Lender shall have no liability to Borrowers or any other Person for the Lender’s failure to enforce the requirements of this Agreement.

10. 20.JURY TRIAL; OTHER WAIVERS.

20.1EACH BORROWER AND THE LENDER EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ONE OR MORE BORROWERS OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND LENDER.  IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

20.2Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

20.3Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any of its affiliates in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any Indebtedness, matured or unmatured, owing by Lender or an affiliate of Lender to such Borrower.

20.4 EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF A BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

20.5Lender’s failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this

Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any other Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of a Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender  unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender, and directed to one or more Borrowers specifying such suspension or waiver.

11. 21.UNCONDITIONAL NATURE OF LIABILITY.

Each Borrower agrees that its liability hereunder and under any other Loan Document shall be absolute, unconditional, continuing, and irrevocable.  Each Borrower expressly waives any requirement that the Lender exhausts any right, power, or remedy and proceed against any other Person under any guaranty of, or security for, any of the Obligations.

12. 22.ORAL AGREEMENTS.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT COMPANY (BORROWER) AND THE LENDER (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (BORROWER) AND THE LENDER (CREDITOR) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

Signature Page to Follow

BORROWERS:

Peak Resorts, Inc. Hidden Valley Golf and Ski, Inc.

a Missouri corporationa Missouri corporation

By: /s/ Christopher J. Bub            By: /s/ Christopher J. Bub

Christopher J. Bub, Vice PresidentChristopher J. Bub, Vice President

Paoli Peaks, Inc. Snow Creek, Inc.

a Missouri corporationa Missouri corporation

By: /s/ Christopher J. Bub            By: /s/ Christopher J. Bub

Christopher J. Bub, Vice PresidentChristopher J. Bub, Vice President

L.B.O. Holding, Inc. SNH Development, Inc.

a Maine corporationa Missouri corporation

By: /s/ Christopher J. Bub            By: /s/ Christopher J. Bub

Christopher J. Bub, Vice PresidentChristopher J. Bub, Vice President

LENDER:

ROYAL BANKS OF MISSOURI

a Missouri banking corporation

By:  /s/ Steven Silver

    Steven Silver, Senior Vice President